                                                                      EXHIBIT 10



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                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of January 30, 1998

                                     Among

                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

                           as Borrower and Guarantor,

                       SCHWEITZER-MAUDUIT FRANCE S.A.R.L.

                                  as Borrower,

                             PDM INDUSTRIES S.N.C.,

                                  as Borrower,

                         SCHWEITZER-MAUDUIT SPAIN, S.L.,

                                  as Borrower.

                    THE BANKS NAMED IN THIS CREDIT AGREEMENT

                                    as Banks,

                                       and

                                SOCIETE GENERALE

                                    as Agent


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
                               TABLE OF CONTENTS


                                                                             Page
                                                                             ----
                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.  Certain Defined Terms ...................................       1
Section 1.02.  Computation of Time Periods .............................      19
Section 1.03.  Accounting Terms Changes in GAAP ........................      19
Section 1.04.  Classes and Types of Advances ...........................      20
Section 1.05.  Miscellaneous ...........................................      20

                                   ARTICLE II

                                  THE ADVANCES


Section 2.01.  The Advances ............................................      20
Section 2.02.  Method of Borrowing .....................................      21
Section 2.03.  Fees ....................................................      26
Section 2.04.  Reduction of the Commitments ............................      27
Section 2.05.  Repayment ...............................................      27
Section 2.06.  Interest ................................................      28
Section 2.07.  Prepayments .............................................      30
Section 2.08.  Funding Losses ..........................................      32
Section 2.09.  Increased Costs .........................................      33
Section 2.10.  Payments and Computations ...............................      34
Section 2.11.  Taxes ...................................................      35
Section 2.12.  Sharing of Payments, Etc ................................      39

                                  ARTICLE III

                             CONDITIONS OF LENDING


Section 3.01.  Conditions Precedent to Initial Advances ................      40
Section 3.02.  Conditions Precedent to Each Borrowing ..................      41



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

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.01.  Corporate Existence; Subsidiaries .......................      42
Section 4.02.  Corporate Power .........................................      42
Section 4.03.  Authorization and Approvals .............................      42
Section 4.04.  Enforceable Obligations .................................      43
Section 4.05.  Financial Statements ....................................      43
Section 4.06.  True and Complete Disclosure ............................      44
Section 4.07.  Litigation ..............................................      45
Section 4.08.  Use of Proceeds .........................................      45
Section 4.09.  Investment Company Act ..................................      45
Section 4.10.  Taxes ...................................................      45
Section 4.11.  Pension Plans ...........................................      46
Section 4.12.  Condition of Property; Casualties .......................      46
Section 4.13.  Insurance ...............................................      46
Section 4.14.  No Burdensome Restrictions; No Defaults .................      47
Section 4.15.  Supply Agreement ........................................      47
Section 4.16.  Environmental Condition .................................      47
Section 4.17.  Liens and Encumbrances ..................................      48

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

Section 5.01.  Compliance with Laws, Etc ...............................      48
Section 5.02.  Maintenance of Insurance ................................      48
Section 5.03.  Preservation of Corporate Existence, Etc ................      48
Section 5.04.  Payment of Taxes, Etc ...................................      49
Section 5.05.  Reporting Requirements ..................................      49
Section 5.06.  Maintenance of Property .................................      52
Section 5.07.  Inspection ..............................................      52
Section 5.08.  Use of Proceeds .........................................      52
Section 5.09.  Status of Obligations ...................................      52
Section 5.10.  Nature of Business ......................................      52
Section 5.11.  Pirahy Acquisition ......................................      53

                                               ARTICLE VI

                                           NEGATIVE COVENANTS

Section 6.01.  Liens, Etc ...............................................................   53
Section 6.02.  Merger or Consolidation; Asset Sales .....................................   54
Section 6.03.  Investments...............................................................   55
Section 6.04.  Transactions With Affiliates .............................................   55
Section 6.05.  Compliance with ERISA ....................................................   56
Section 6.06.  Tangible Net Worth .......................................................   56
Section 6.07.  Fixed Charge Coverage Ratio ..............................................   56
Section 6.08.  Leverage Ratio ...........................................................   56
Section 6.09.  Debt .....................................................................   57
Section 6.10.  Special Provisions for Material Subsidiaries of the French Borrowers .....   57

                                               ARTICLE VII

                                                REMEDIES

Section 7.01.  Events of Default ........................................................   58
Section 7.02.  Optional Acceleration of Maturity ........................................   60
Section 7.03.  Automatic Acceleration of Maturity .......................................   60
Section 7.04.  Non-exclusivity of Remedies ..............................................   60
Section 7.05.  Right of Set-off .........................................................   60

                                               ARTICLE VIII

                                               THE GUARANTY

Section 8.01.  Guaranty .................................................................   61
Section 8.02.  Guaranty Absolute ........................................................   61
Section 8.03.  Waiver ...................................................................   62
Section 8.04.  Subrogation ..............................................................   62

                                                ARTICLE IX

                                                THE AGENT

Section 9.01.  Authorization and Action .................................................   63

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
Section 9.02.  Agent's Reliance, Etc. ...................................................   64
Section 9.03.  The Agent and Its Affiliates .............................................   65
Section 9.04.  Bank Credit Decision .....................................................   65
Section 9.05.  Indemnification ..........................................................   66
Section 9.06.  Successor Agent ..........................................................   66

                                            ARTICLE X

                                          MISCELLANEOUS

Section 10.01  Amendments, Etc. .........................................................   65
Section 10.02. Notices, Etc. ............................................................   66
Section 10.03. No Waiver; Remedies ......................................................   66
Section 10.04. Costs and Expenses .......................................................   66
Section 10.05. Binding Effect ...........................................................   66
Section 10.06. Bank Assignments and Participations ......................................   67
Section 10.07. Indemnification ..........................................................   69
Section 10.08. Execution in Counterparts ................................................   70
Section 10.09. Survival of Representations, etc. ........................................   70
Section 10.10. Severability .............................................................   70
Section 10.11. Usury Not Intended .......................................................   70
Section 10.12. Global Effective Rate ....................................................   71
Section 10.13. Concerning Joint and Several Liability of the French Borrowers ...........   71
Section 10.14. Judgment Currency ........................................................   73
Section 10.15. Governing Law; Consent to Jurisdiction ...................................   73
Section 10.16. Confidentiality ..........................................................   74

EXHIBITS

Exhibit A      -    Form of Assignment and Acceptance
Exhibit B-1    -    Form of French Revolving Note
Exhibit B-2    -    Form of French Term Note
Exhibit B-3    -    Form of U.S. Revolving Note
Exhibit B-4    -    Form of U.S. Term Note
Exhibit B-5    -    Form of Spanish Term Note
Exhibit C      -    Form of Notice of Borrowing
Exhibit D      -    Form of Notice of Conversion or Continuation
Exhibit E      -    Form of Compliance Certificate
Exhibit F-1    -    Form of Company's Outside Counsel Opinion

Exhibit F-2  -    Form of French Borrower's Outside Counsel Opinion
Exhibit F-3  -    Form of Agent's Counsel Opinion
Exhibit F-4  -    Form of SMS' Outside Counsel Opinion
Exhibit G    -    Form of Confidentiality Agreement (General)
Exhibit H    -    Form of Confidentiality Agreement (PMI)

SCHEDULES:

Schedule 1     -  Notice Information for Banks
Schedule 4.07  -  Litigation
Schedule 4.16  -  Environmental
Schedule 6.01  -  Existing Liens

                                CREDIT AGREEMENT

         This Amended and Restated Credit Agreement dated as of January 30, 1998 is among (a) Schweitzer-Mauduit International, Inc., a Delaware corporation ("Company"); (b) Schweitzer-Mauduit France S.A.R.L., a French corporation ("SMF"); (c) PDM Industries S.N.C., a French corporation ("PDM"); (d) Schweitzer-Mauduit Spain, S.L., sociedad unipersonal, a Spanish corporation with a sole shareholder ("SMS"); (d) the Banks (as defined below); and (e) Societe Generale, as Agent for the Banks.

         The Company, SMF, PDM, SMS, the Banks, and the Agent agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.01. Certain Defined Terms. As used in this Agreement, the terms defined above shall have the meanings set forth therein and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted U.S. Base Rate" means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the U.S. Base Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/4%.

         "Advance" means a U.S. Revolving Advance, a U.S. Term Advance, a French Revolving Advance, a French Term Advance or a Spanish Term Advance.

         "Affected Bank" has the meanings set forth in Section 2.02(c)(iii) and 2.07(e), as applicable.

         "Affiliate"" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract or otherwise.

         "Agent" means Societe Generale in its capacity as an agent pursuant to
Article IX and any successor agent pursuant to Section 9.06.

         "Agreement" means this Amended and Restated Credit Agreement dated as of January 30, 1998 among the Company, SMF, PDM, SMS, the Banks, and the Agent, as it may be amended or supplemented from time-to-time.

         "Applicable Accounting Rules" means, in respect of a particular Person, the body of generally accepted accounting principles which are applicable to the preparation and presentation of such Person's financial statements.

         "Applicable Lending Office" means, with respect to each Bank, such Bank's U.S. Lending office in the case of a U.S. Base Rate Advance, such Bank's Eurodollar Lending office in the case of a Eurodollar Rate Advance, such Bank's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance, and such Bank's French Lending Office in the case of a French Alternate Rate Advance.

         "Applicable Margin" means, at any time with respect to (a) any U.S. Revolving Advance or any French Revolving Advance which is a Fixed Rate Advance,
 .20% per annum and (b) any U.S. Term Advance, French Term Advance or Spanish Term Advance which is a Fixed Rate Advance, the following percentages determined as a function of the Leverage Ratio on the last day of the immediately preceding fiscal quarter:

                               Ratio equal
                                  to or
                               less than                Ratio greater
                                  .45                      than.45
                               ----------              --------------
  Applicable Margin               .30%                      .375%

For purposes of calculating the Applicable Margin, the Leverage Ratio shall be determined from the financial statements of the Company and its Subsidiaries most recently delivered pursuant to Section 5.05 and certified to the Agent and the Banks in the Compliance Certificate required to be delivered by the Company in connection with such financial statements pursuant to Section 5.05(g). If the Company fails to deliver such financial statements and Compliance Certificate within the times specified in Section 5.05, the Leverage Ratio shall be deemed to be greater than .45 until the Company delivers such financial statements to the Agent and the Banks.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and executed by the Agent and the Company, in substantially the form of the attached Exhibit A.

         "Banks" means the lenders listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 10.06.

         "Borrower" means (a) with respect to the U.S. Revolving Advances and the U.S. Term Advances, the Company, (b) with respect to the French Revolving Advances, SMF and PDM, (c) with respect to the French Term Advances, SMF, and
(d) with respect to the Spanish Term Advances, SMS, and "Borrowers" shall refer to all such Persons collectively.

         "Borrowing" means a U.S. Revolving Borrowing, a U.S. Term Borrowing, a French Revolving Borrowing, a French Term Borrowing or a Spanish Term Borrowing.

         "Business Day" means, (a) with respect to U.S. Base Rate Advances, a day of the year on which banks are not required or authorized to close in Atlanta, Georgia, New York City or Dallas, Texas, (b) with respect to Eurodollar Rate Advances, a day of the year on which banks are not required or authorized to close in Atlanta, Georgia, New York City, Dallas, Texas or London, England,
(c) with respect to Eurocurrency Rate Advances, a day of the year on which banks are not required or authorized to close in Atlanta, Georgia, London, England or Paris, France, and (d) with respect to French Alternate Rate Advances, a day of the year in which banks are not required or authorized to close in Atlanta, Georgia, London, England or Paris, France.

         "Capital Leases" means, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with Applicable Accounting Rules, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

         "Class" has the meaning set forth in Section 1.04.

         "Code" means the internal Revenue Code of 1986, as amended, and any successor statute.

         "Commitments" means, as to any Bank, its U.S. Revolving Commitment, its French Revolving Commitment and its Spanish Term Commitment.

         "Compliance Certificate" means a Compliance Certificate signed by a Responsible Officer of the Company in substantially the form of the attached Exhibit E.

         "Control Percentage" means, with respect to any Person, the percentage of the outstanding capital stock of such Person having ordinary voting power which gives the direct or indirect holder of such stock the power to elect a majority of the Board of Directors of such Person.

         "Controlled Group" means, all members of a controlled group of corporations and all trades (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under
Section 414 of the Code.

         "Continue", "Continuation", and "Continued" each refers to a continuation of Advances for an additional Interest Period upon the expiration of the Interest Period then in effect for such Advances.

         "Convert", "Conversion", and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.02(b).

         "Credit Documents" means this Agreement, the Notes, and each other agreement, instrument or document executed by the Borrowers, any of their Subsidiaries or any of their officers at any time in connection with this Agreement.

         "Currency" means Dollars or French Francs, as applicable.

         "Debt," for any Person, means without duplication:

         (a) indebtedness of such Person for borrowed money;

         (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (c) obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable);

         (d) obligations of such Person as lessee under Capital Leases;

         (e) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
(a) through (d) above;

         (f) all obligations of such Person under any Interest Hedge Agreement; and

         (g) indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) secured by any Lien on or in respect of any Property of such Person.

         "Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Dollar Equivalent" means the equivalent in another currency of an amount in Dollars to be determined by reference to the rate of exchange quoted by Societe Generale, New York Branch at 10:00 a.m. (New York City time) on the date of determination, for the spot purchase in the foreign exchange market of such amount of Dollars with such other currency.

         "Dollars" and "$" means lawful money of the United States of America.

         "EBITDA" means, for any period, (a) Net Income for such period plus (b) to the extent deducted in determining Net Income, Interest Expense, taxes, and depreciation and amortization for such period.

         "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any State thereof, and having primary capital (Tier I) of not less than $500,000,000 and approved by the Agent and the Company, which approval will not be unreasonably withheld, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development and having primary capital (or its equivalent) of not less than $500,000,000 (or its Dollar Equivalent) and approved by the Agent and the Company, which approval by the Agent and the Company will not be unreasonably withheld, or (c) any other Person that has been approved by the Company in its sole discretion and the Agent, which approval by the Agent will not be unreasonably withheld. Without limiting any other basis upon which the Company may reasonably withhold its consent to a proposed assignee, the Company's consent shall not be deemed to have been unreasonably withheld if such assignment would be reasonably likely to result in (i) any Borrower becoming liable for any payment pursuant to Sections 2.09, 2.11(a) or 2.11(c) or (ii) such assignee asserting any rights under Sections 2.02(c)(iii) or 2.07(e).

         "Environment" or "Environmental" shall have the meanings set forth in 43 U.S.C. ss. 9601(8) (1988).

         "Environmental Claim" means any third party (including governmental agencies and employees) action, lawsuit, claim, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation which seeks to impose liability under any Environmental Law.

  "Environmental Law" means, as to a particular Borrower or its Subsidiaries, all Legal Requirements applicable to such Borrower or its Subsidiaries arising from, relating to, or in connection with the Environment, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical, infectious, or toxic substances, materials or wastes; or (d) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or wastes.

         "Environmental Permit" means any permit, license, order, approval or other authorization under Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time-to-time.

         "Eurocurrency Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurocurrency Lending Office" its name on
Schedule 1 (or, if no such office is specified, its U.S. Lending Office) or such other office of such Bank as such Bank may from time-to-time specify to the Borrowers and the Agent.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time-to-time.

         "Eurocurrency Rate" means, for the Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, the interest rate per annum set forth on Dow Jones Market Page 3740 for French Francs as the London Interbank Offered Rate at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period.

         "Eurocurrency Rate Advance" means an Advance which bears interest based on the Eurocurrency Rate.

         "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule l (or, if no such office is specified, its U.S. Lending Office) or such other office of such Bank as such Bank may from time-to-time specify to the Borrowers and the Agent.

         "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, the interest rate per annum set forth on Dow Jones Market Page 3750 as the London Interbank Offered Rate at 1 l :00 a.m. (London time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period; provided that, if no such quotation appears on Telerate Page 3750, the Eurodollar Rate shall be an interest rate per annum (rounded upward to the nearest whole multiple of l/16 of 1% per annum) equal to the rate per annum at which deposits in Dollars are offered by the principal office of Societe Generale in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Societe

Generale's Eurodollar Rate Advance comprising part of such Borrowing for a period equal to such Interest Period.

         "Eurodollar Rate Advance" means an Advance which bears interest based on the Eurodollar Rate.

         "Events of Default" has the meaning set forth in Section 7.01.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

         "Financial Statements" means the audited or unaudited, as applicable, combined or consolidated, as applicable, balance sheets and income, changes in owners' equity and cash flow statements of the Borrowers and the other entities referred to in Section 4.05, other than SMS and its Subsidiaries, each dated December 31, 1996.

         "Fixed Charges" means, for any period, (a) if no Potential Phaseout Event has occurred, the sum of cash interest expense, Restricted Payments made by the Company, cash taxes and depreciation for such period and (b) if a Potential Phaseout Event has occurred, the sum of cash interest expense, rent expense, Restricted Payments made by the Company, cash taxes and capital expenditures (other than Special Expenditures) for such period; provided that, if the Company delivers the certificate described in the second proviso of
Section 6.07, then Fixed Charges shall be determined in accordance with clause
(a) of this definition.

         "Fixed Charge Coverage Ratio" means, for the Company at the end of any fiscal quarter, the ratio of the Company's (a) EBITDA during the four-fiscal quarter period then ended to (b) its Fixed Charges for the four-fiscal quarter period then ended; provided that, any such calculation of the Fixed Charge Coverage Ratio made after the occurrence of a Potential Phaseout Event shall (i) for the first Phaseout Quarter, be made using EBITDA and Fixed Charges for such Phaseout Quarter only, (ii) for the second Phaseout Quarter, be made using EBITDA and Fixed Charges for such Phaseout Quarter and the preceding Phaseout Quarter, (iii) for the third Phaseout Quarter, be made using EBITDA and Fixed Charges for such Phaseout Quarter and the preceding two Phaseout

Quarters, and (iv) for each Phaseout Quarter thereafter, be made using EBITDA and Fixed Charge for the four-Phaseout Quarter period then ended.

         "Fixed Rate Advance" means any Eurodollar Rate Advance, Eurocurrency Rate Advance or French Alternate Rate Advance.

         "Fixed Rate Reserve Percentage" of any Bank for the Interest Period for any Fixed Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time-to-time by the. Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "French Alternate Rate" means, with respect to any Borrowing consisting of French Alternate Rate Advances, an interest rate per annum equal to the arithmetic mean (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) of the rates supplied to the Agent at its request, quoted by Reference Banks to leading banks in the interbank market at 2:00 p.m. (London time) two Business Days before the first day of the applicable Interest Period related to such Borrowing for the offering of deposits in French Francs for the applicable French Alternate Rate Advance in an amount equal to such Reference Bank's French Alternate Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period. In no case shall less than two Reference Banks be used when computing the arithmetic average. Each determination by the Agent of an interest rate which is the French Alternate Rate as calculated hereunder shall be conclusive and binding for all purposes absent manifest error. Upon the request of any Borrower, the Agent shall send such Borrower telephonic notice of the quote received from each of the Reference Banks with respect to the calculation of the French Alternate Rate.

         "French Alternate Rate Advance" means an Advance which bears interest based on the French Alternate Rate.

         "French Borrower" means either SMF or PDM, and "French Borrowers" means such Persons collectively.

         "French Francs" and "FRF" means lawful money of the Republic of France.

         "French Lending Office" means, with respect to each Bank, the office of such Bank specified as its "French Lending Office" opposite its name on Schedule 1 (or if no such office is specified, its U.S. Lending Office) or such other office of such Bank as such Bank may from time-to-time specify to the Borrowers and the Agent.

         "French Revolving Advance" means any advance by a Bank to a French Borrower as part of a French Revolving Borrowing and refers to a French Alternate Rate Advance or a Eurocurrency Rate Advance; provided that, a French Revolving Advance may only be a French Alternate Rate Advance if required by the terms of this Agreement.

         "French Revolving Borrowing" means a borrowing consisting of simultaneous French Revolving Advances of the same Type made by each Bank pursuant to Section 2.01(b) or Converted by each Bank to French Revolving Advances of a different Type pursuant to Section 2.02(b).

         "French Revolving Commitment" means, for each Bank, the amount in French Francs set opposite such Bank's name on the signature pages of this Agreement as its French Revolving Commitment or, if such Bank has entered into any Assignment and Acceptance after the date of this Agreement, set forth for such Bank as its French Revolving Commitment in the Register maintained by the Agent pursuant to Section l 0.06(c).

         "French Revolving Note" means the promissory note of the French Borrowers payable to the order of any Bank, in substantially the form of the attached Exhibit B- 1, evidencing indebtedness of the French Borrowers to such Bank resulting from French Revolving Advances owing to such Bank.

         "French Revolving Share" means, at any time with respect to any Bank with a French Revolving Commitment, the ratio (expressed as a percentage) of such Bank's French Revolving Commitment at such time to the aggregate French Revolving Commitments at such time.

         "French Term Advance" means all advances previously made by a Bank to SMF described in Section 2.0 l (c)(ii) and refers to French Alternate Rate Advances or Eurocurrency Rate Advances; provided that a French Term Advance may only be a French Alternate Rate Advance if required by the terms of this Agreement.

         "French Term Borrowing" means a borrowing consisting of simultaneous French Term Advances of the same Type or Converted by each Bank to French Term Advances of a different Type pursuant to Section 2.02(b).

         "French Term Note" means a promissory note of SMF payable to the order of any Bank in substantially the form of the attached Exhibit B-2, evidencing indebtedness of SMF resulting from any French Term Advance owing to such Bank.

         "French Term Share" means, at any time with respect to any Bank with an outstanding French Term Advance, the ratio (expressed as a percentage) of such Bank's outstanding French Term Advance at such time to the aggregate outstanding French Term Advances at such time.

         "Fund," "Trust Fund," or "Superfund" means the Hazardous Substance Response Trust Fund established pursuant to 42 U.S.C. ss. 9631 (1988) and the Post-closure Liability Trust Fund, established pursuant to 42 U.S.C. ss. 9641
(1988), which statutory provisions have been amended or repealed by the Superfunds Amendments and Reauthorization Act of 1986, and the "Fund," "Trust Fund," or "Superfund" that are now maintained pursuant to ss. 9507 of the Code.

         "GAAP" means United States generally accepted accounting principles as in effect from time-to-time, applied on a basis consistent with the requirements of Section 1.03.

         "Governmental Authority" means, as to any Person in connection with any subject, any foreign, national, state or provincial governmental authority, or any political subdivision of any state thereof, or any agency, department, commission, board, authority or instrumentality, bureau or court, in each case having jurisdiction over such Person or such Person's Property in connection with such subject.

         "Governmental Proceedings" means any action or proceedings by or before any Governmental Authority, including, without limitation, the promulgation, enactment or entry of any Legal Requirement.

         "Guaranteed Obligations" means all Advances and other amounts payable by the French Borrowers and SMS to the Agent or the Banks under the Credit Documents.

         "Hazardous Substance" means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.

         "Hazardous Waste" means the substances regulated as such pursuant to any Environmental Law.

         "Interest Hedge Agreement" means an interest hedge, rate swap, or cap, or similar arrangement between a Borrower and a financial institution providing for the exchange of nominal interest obligations or the cap of the interest rate on the Advances made under this Agreement.

         "Interest Period" means, for each Fixed Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any existing Advance into such an Advance and ending on the last day of the period selected by a Borrower pursuant to the provisions below and Section 2.02 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below and
Section 2.02. The duration of each such Interest Period shall be one, two, three, or six months (except that Interest

Periods for French Alternate Rate Advances may only be one month or less in duration), in each case as the applicable Borrower may, upon notice received by the Agent at the Applicable Lending Office on the day and at the time required by Section 2.02 (and copies of which shall in any event be sent simultaneously to the Agent's U.S. Lending Office), select; provided, however, that:

         (a) no Borrower may select any Interest Period for any Term Advance of any Class which ends after any principal repayment date unless, after giving effect to such selection, the aggregate unpaid principal amount of Term Advances of such Class that are U.S. Base Rate Advances (in the case of U.S. Term Advances and Spanish Term Advances) and Term Advances of such Class having Interest Periods which end on or before such principal repayment date shall be at least equal to the amount of Term Advances of such Class due and payable on or before such date;

         (b) Interest Periods commencing on the same date for Advances by each Bank comprising part of the same Borrowing shall be of the same duration;

         (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

         (d) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

         (e) No Borrower may select any Interest Period for any French Revolving Advance or U.S. Revolving Advance which ends after the applicable Maturity Date for such French Revolving Advances or U.S. Revolving Advances.

         "Interim Financial Statements" means the unaudited consolidated balance sheet and consolidated income, changes in owners' equity and cash flow statements of the Borrowers and the other entities referred to in Section 4.05, other than SMS and its Subsidiaries, each dated September 30, 1997.

         "Legal Requirement" means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority which is applicable to such Person.

         "Leverage Ratio" means, at any time, the ratio of the Company's (a) Debt to (b) its Debt plus its Tangible Net Worth at such time.

         "Lien" means any mortgage, lien, pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement or encumbrance (or any other arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).

         "Liquid Investments" means:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States, the Republic of France or the Kingdom of Spain;

         (b) (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 180 days from the date of acquisition thereof ("bank debt securities"), issued by (A) any Bank that is a commercial bank or commercial financial institution or (B) any other bank or trust company which has a combined capital surplus and undivided profit of not less than $500,000,000 or the Dollar Equivalent thereof, if at the time of deposit or purchase, such bank debt securities are rated not less than "A" (or the then equivalent) by the rating service of Standard & Poor's Ratings Group or of Moody's Investors Service, and (ii) commercial paper issued by (A) any Bank that is a commercial bank or commercial financial institution or (B) any other Person if at the time of purchase such commercial paper is rated not less than "A-2" (or the then equivalent) by the rating service of Standard & Poor's Ratings Group or not less than "P-2" (or the then equivalent) by the rating service of Moody's Investors Service, or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Majority Banks;

         (c) repurchase agreements relating to investments described in clauses
(a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $500,000,000 or the Dollar Equivalent thereof, if at the time of entering into such agreement the debt securities of such Person are rated not less than "A" (or the then equivalent) by the rating service of Standard & Poor's Ratings Group or of Moody's Investors Service; and

         (d) such other instruments (within the meaning of Article 9 of the Uniform Commercial Code as adopted in the State of New York) as the Borrower may request and the Agent may approve in writing, which approval will not be unreasonably withheld.

         "Long Fiber Paper Machine" means the long fiber paper machine acquired by the Company and included in the Company's capital expenditures for the fiscal years ended December 31, 1996 and December 31, 1997.

         "Majority Banks" means, at any time, Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Notes held by the Banks at such time, or, if no such principal amount is then outstanding, Banks having at least 66-2/3% of the aggregate amount of the Commitments at such time.

         "Material Adverse Change" shall mean (a) a material adverse change in the business, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole, since the date of the Financial Statements, or (b) a material adverse effect on any Borrower's ability to perform its obligations under this Agreement, any Note or any other Credit Document.

         "Material Subsidiaries" means any Subsidiary of any Borrower, which Subsidiary holds or constitutes 5% or more of the consolidated assets of the Company.

         "Maturity Date" means (a) with respect to the U.S. Revolving Commitments, the earlier of (i) January 29, 1999 and (ii) the earlier termination in whole of the Revolving Commitments pursuant to Section 2.04 or
Article VII and (b) with respect to the French Revolving Commitments, the earlier of (i) January 29, 1999 and (ii) the earlier termination in whole of the French Revolving Commitments pursuant to Section 2.04 or Article VII.

         "Maximum Rate" means the maximum nonusurious interest rate under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation if required by such laws, certain fees and other costs).

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.

         "Net Income" means, for any period, the Company's net income for such period after taxes, as determined in accordance with GAAP, excluding, however, extraordinary items, including (a) any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business and (b) any write-up or write-down of assets.

         "Net Worth" means, at any date for any Person that is a corporation, the sum of (a) the par value (or value stated on the books of such Person) of the capital stock of all classes of such Person, (b) the additional paid-in capital of such Person, and (c) the amount of the surplus and retained earnings, whether capital or earned, of such Person, all determined in accordance with GAAP, excluding, however, (i) the value of any redeemable preferred stock or similar capital stock of such Person and (ii) unrealized currency translation adjustments.

         "Note" means a U.S. Revolving Note, a U.S. Term Note, a French Revolving Note, a French Term Note or a Spanish Term Note.

         "Notice of Borrowing" means a notice of borrowing in the form of the attached Exhibit C signed by a Responsible Officer of the applicable Borrower.

         "Notice of Conversion or Continuation" means a notice of conversion or continuation in the form of the attached Exhibit D signed by a Responsible Officer of the applicable Borrower.

         "Obligations" means all Advances and other amounts payable by the Borrowers to the Agent or the Banks under the Credit Documents, including without limitation, the Company's obligations under Article VIII.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" means the Liens permitted to exist pursuant to
Section 6.01.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

         "Phaseout Quarter" means, in connection with any Potential Phaseout Event, (a) any fiscal quarter of the Company ending after the occurrence of such Potential Phaseout Event if such Potential Phaseout Event occurred during the first 45 days of the applicable Test Quarter and (b) any fiscal quarter of the Company commencing after the occurrence of such Potential Phaseout Event if such Potential Phaseout Event occurred after the first 45 days of the applicable Test Quarter.

         "Philip Morris" means Philip Morris Incorporated, a Virginia corporation.

         "Pirahy" means Companhia Industrial de Papel Pirahy, a corporation organized under the laws of the Federative Republic of Brazil.

         "Pirahy Acquisition" means the acquisition by SMS or one of its Subsidiaries of substantially all of the stock of Pirahy pursuant to the terms and provisions of the Pirahy Acquisition Documents.

         "Pirahy Acquisition Documents" means the Pirahy Purchase Agreement and each other material agreement, instrument, or document executed at any time in connection with the foregoing documents.

         "Pirahy Purchase Agreement" means the Stock Purchase Agreement dated as of December 16, 1997 among the Company, Souza Cruz S.A. and Contab Participacoes Ltda. and, as the same may be amended, modified or supplemented from time to time as permitted herein.

         "Plan" means an employee benefit plan (other than a Multiemployer
Plan) sponsored by the Company or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code.

         "Potential Phaseout Event" means (a) the receipt or delivery of any notice which indicates the nonrenewal of the Supply Agreement beyond (i) the initial term of the Supply Agreement or (ii) any renewal term of the Supply Agreement, (b) the giving of a notice by either Philip Morris or the Company demanding an early termination under the Supply Agreement, or (c) the occurrence of any event or condition which causes a phaseout period (as described in the Supply Agreement) to be initiated.

         "Property" of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

         "Pro Rata Share" means, at any time with respect to any Bank, either
(a) if the Commitments have not been canceled, the ratio (expressed as a percentage) of such Bank's uncancelled Commitments at such time to the aggregate uncancelled Commitments at such time, (b) if the Commitments have been terminated but no Advances are outstanding, the ratio (expressed as a percentage) of such Bank's Commitment immediately prior to such termination to the aggregate amount of the Commitments immediately prior to such termination or (c) if the aggregate Commitments have been terminated and there are outstanding Advances, the ratio (expressed as a percentage) of such Bank's aggregate outstanding Advances at such time to the aggregate outstanding Advances of all the Banks at such time.

         "Reference Banks" means Societe Generale, Natexis Banque and Banque Nationale de Paris

         "Register" has the meaning set forth in paragraph (c) of Section
10.06.

         "Regulations G, T, U, X and D" means Regulations G, T, U, X, and D of the Federal Reserve Board, as the same is from time-to-time in effect, and all official rulings and interpretations thereunder or thereof.

         "Release" shall have the meaning set forth in CERCLA or under any other Environmental Law.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA.

         "Response" shall have the meaning set forth in CERCLA or under any other Environmental Law.

         "Responsible Officer" means, of any Person, the Chief Executive Officer, President, Chief Financial Officer, any Executive or Senior Vice President, Secretary (or the French or Spanish equivalent of any of the foregoing) of such Person or any other member of senior management of such Person.

         "Restricted Payment" means (a) the making by the Company of any dividends or other distributions (in cash, property, or otherwise) with respect to its capital stock or (b) any payment for the purchase, redemption or other acquisition of, any shares of any capital stock of the Company, other than (i) dividends payable in the Company's stock and (ii) purchases by the Company of its capital stock in connection with its employee 401 (k) retirement plan.

         "SEC" means the Securities and Exchange Commission, and any successor entity.

         "Shortfall Volumes" has the meanings set forth in Section 6.07 and
Section 7.01(k), as applicable.

         "Spanish Term Advance" means an advance by a Bank to SMS as part of a Spanish Term Borrowing and refers to a U.S. Base Rate Advance or a Eurodollar Rate Advance.

         "Spanish Term Borrowing" means a borrowing consisting of simultaneous Spanish Term Advances of the same Type made by each Bank pursuant to Section 2.01(c)(i) or Converted by each Bank to Spanish Term Advances of a different Type pursuant to Section 2.02(b).

         "Spanish Term Commitment" means, for each Bank, the amount in Dollars set opposite such Bank's name on the signature pages of this Agreement as its Spanish Term Commitment or, if such Bank has entered into any Assignment or Acceptance after the date of this Agreement, set forth for such Bank as its Spanish Term Commitment in the Register maintained by the Agent pursuant to
Section 10.06(c); provided, however, that after the earlier of (a) February 28, 1998 and (b) the date the initial Spanish Term Borrowing is made, the Spanish Term Commitment for such Bank shall be zero.

         "Spanish Term Note" means a promissory note of SMS payable to the order of any Bank in substantially the form of the attached Exhibit B-5, evidencing indebtedness of SMS to such Bank resulting from any Spanish Term Advance of such Bank.

         "Spanish Term Share" means, at any time with respect to any Bank with an outstanding Spanish Term Advance, the ratio (expressed as a percentage) of such Bank's outstanding Spanish Term Advance at such time to the aggregate outstanding Spanish Term Advances at such time.

         "Special Expenditures" means, for the fiscal year ending December 31, 1997, all capital expenditures of the Company made during such period with respect to the Long Fiber Paper Machine.

         "Subsidiary" of a Person means any corporation, association, partnership or other business entity of which more than 50% of the outstanding shares of capital stock (or other equivalent interests) having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time capital stock (or other equivalent interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.

         "Supply Agreement" means the Agreement for Fine Paper Supply dated as of January 1, 1993 between Philip Morris and Kimberly-Clark Corporation, as amended and assumed by the Company, as such Agreement may be further amended or modified from time-to-time.

         "Tangible Net Worth" means, as of any date, (a) Net Worth of a Person less (b) the sum of the value indicated on such Person's balance sheet of the following items: patents, trademarks, copyrights, deferred charges (excluding deferred taxes), deferred credits, and other intangible assets.

         "Tax Group" has the meaning set forth in Section 4.10.

         "Term Advance" means, as the context requires, a U.S. Term Advance, a French Term Advance or a Spanish Term Advance, or collectively, a U.S. Term Advance, a French Term Advance and a Spanish Term Advance.

         "Termination Event" means (a) the occurrence of a Reportable Event with respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of any Borrower or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001 (a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Test Quarter" means, for any Potential Phaseout Event, the fiscal quarter of the Company during which such Potential Phaseout Event occurred.

         "Type" has the meaning set forth in Section 1.04.

         "U.S. Base Rate" means a fluctuating interest rate per annum as shall be in effect from time-to-time equal to the rate of interest publicly announced by Societe Generale, New York Branch as its prime rate, whether or not the applicable Borrower has notice thereof.

         "U.S. Base Rate Advance" means an Advance which bears interest as provided in Section 2.06(a).

         "U.S. Lending Office" means, with respect to any Bank, the office of such Bank specified as its "U.S. Lending Office" opposite its name on Schedule 1 or such other office of such Bank as such Bank may from time-to-time specify to the Borrowers and the Agent.

         "U.S. Revolving Advance" means any advance by a Bank to the Company as part of a U.S. Revolving Borrowing and refers to a U.S. Base Rate Advance or a Eurodollar Rate Advance.

         "U.S. Revolving Borrowing" means a Borrowing consisting of simultaneous U.S. Revolving Advances of the same Type made by each Bank pursuant to Section 2.01(a) or Converted by each Bank to U.S. Revolving Advances of a different Type pursuant to Section 2.02(b).

         "U.S. Revolving Commitment" means, for each Bank, the amount in Dollars set opposite such Bank's name on the signature pages of this Agreement as its U.S. Revolving Commitment or, if such Bank has entered into any Assignment and Acceptance after the date of this Agreement, set forth for such Bank as its U.S. Revolving Commitment in the Register maintained by the Agent pursuant to Section 10.06(c).

         "U.S. Revolving Note" means a promissory note of the Company payable to the order of any Bank, in substantially the form of the attached Exhibit B-3, evidencing indebtedness of the Company to such Bank resulting from U.S. Revolving Advances owing to such Bank.

         "U.S. Revolving Share" means, at any time with respect to any Bank with a U.S. Revolving Commitment, the ratio (expressed as a percentage) of such Bank's U.S. Revolving Commitment at such time to the aggregate U.S. Revolving Commitments at such time.

         "U.S. Term Advance" means all advances previously made by a Bank to the Company and described in Section 2.01(c)(i) and refers to a U.S. Base Rate Advance or a Eurodollar Rate Advance.

         "U.S. Term Borrowing" means a borrowing consisting of simultaneous U.S. Term Advances of the same Type Converted by each Bank to U.S. Term Advances of a different Type pursuant to Section 2.02(b).

         "U.S. Term Note" means a promissory note of the Company payable to the order of any Bank in substantially the form of the attached Exhibit B-4, evidencing indebtedness of the Company to such Bank resulting from any U.S. Term Advance to such Bank.

         "U.S. Term Share" means, at any time with respect to any Bank with an outstanding U.S. Term Advance, the ratio (expressed as a percentage) of such Bank's outstanding U.S. Term Advance at such time to the aggregate outstanding U.S. Term Advances at such time.

         Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         Section 1.03. Accounting Terms: Changes in GAAP.

         (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder (which prior to the delivery of the first financial statements under Section 5.05 hereof, shall mean the Financial Statements). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Banks pursuant to Section 5.05 hereof most recently delivered prior to or concurrently with such calculations (or, prior to the delivery of the first financial statements under Section 5.05 hereof, used in the preparation of the Financial Statements) unless (i) either (A) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (B) the Majority Banks shall so object in writing within 30 days after the delivery of such financial statements and (ii) the Company and the Majority Banks have not agreed upon amendments to the financial covenants contained herein to reflect any change in such basis, in which event such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.05 hereof, shall mean the Financial Statements).

         (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section 5.05 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the most recent preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of clause (a) of this Section 1.03 and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

         Section 1.04. Classes and Types of Advances. Advances are distinguished by "Class" and "Type". The "Class" of an Advance refers to the determination of whether such Advance is a U.S. Term Advance, French Term Advance, Spanish Term Advance, U.S. Revolving Advance or a French Revolving Advance, each of which constitutes a Class. The "Type" of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance, a Eurocurrency Rate Advance, a U.S. Base Rate Advance or a French Alternate Rate Advance, each of which constitutes a Type.

         Section 1.05. Miscellaneous. Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

                                   ARTICLE II

                                  THE ADVANCES

         Section 2.01. The Advances.

         (a) U.S. Revolving Advances. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make U.S. Revolving Advances to the Company from time-to-time on any Business Day during the period from the date of this Agreement until the relevant Maturity Date in an aggregate principal amount not to exceed at any time outstanding such Bank's U.S. Revolving Commitment. Each U.S. Revolving Borrowing shall be in an aggregate amount not less than $1,000,000 and in integral multiples of $100,000 in excess thereof and shall consist of U.S. Revolving Advances of the same Type made on the same day by the Banks ratably according to their respective U.S. Revolving Commitments. Within the limits of each Bank's U.S. Revolving Commitment, the Company may from time-to-time borrow, prepay pursuant to
Section 2.07 and reborrow under this Section 2.01 (a).

         (b) French Revolving Advances. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make French Revolving Advances to the French Borrowers from time-to-time on any Business Day during the period from the date of this Agreement until the relevant Maturity Date in an aggregate principal amount not to exceed at any time outstanding such Bank's French Revolving Commitment. Each French Revolving Borrowing shall be in an aggregate amount not less than 5,000,000 French Francs and in integral multiples of 1,000,000 French Francs in excess thereof and shall consist of French Revolving Advances of the same Type made on the same day by the Banks ratably according to their respective French Revolving Commitments. Within the limits of each Bank's French Revolving Commitment, the French Borrowers may from time-to-time borrow, prepay pursuant to Section 2.07 and reborrow under this Section 2.01(b).

         (c) Existing Term Advances. On the date of this Agreement, each Bank has (i) U.S. Term Advances in the aggregate amount set forth opposite such Bank's name on the signature pages thereof as its U.S. Term Advances and (ii) French Term Advances in the aggregate amount set forth opposite such Bank's name on the signature pages thereof as its French Term Advances. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to continue such outstanding Term Advances to the Borrower for the balance of the then existing Interest Period.

         (d) Spanish Term Advances. Each Bank severally agrees on the terms and conditions set forth in this Agreement to make a single Spanish Term Advance to SMS on a Business Day on or before February 28, 1998 in an amount equal to such Bank's Spanish Term Commitment.

         Section 2.02. Method of Borrowing.

         (a) Notice. Each Borrowing shall be made pursuant to a Notice of Borrowing, given not later than (i) 10:00 a.m. (Dallas, Texas time) on the third Business Day before the date of a requested Borrowing in the case of a Eurodollar Rate Advance, (ii) 10:00 a.m. (Paris, France time) three Business Days before the date of a requested Borrowing in the case of a Eurocurrency Rate Advance, (iii) 10:00 a.m. (Paris, France time) three Business Days before the date of the requested Borrowing in the case of a French Alternate Rate Advance, or (iv) 10:00 a.m. (Dallas, Texas time) on the Business Day of a requested Borrowing, in the case of a U.S. Base Rate Advance, by the Borrower to the Agent's Applicable Lending Office.. The Agent shall give to each Bank prompt notice on the day of receipt of a timely Notice of Borrowing of such requested Borrowing by telecopier or telex. No Borrower may select a French Alternate Rate Advance in connection with any Borrowing unless (I) there is, with respect to requested Borrowings which are to be comprised of French Revolving Advances, less than 30 days from the date such French Revolving Advances are to be made until the Maturity Date applicable to such French Revolving Advances or (II) otherwise required by the terms of this Agreement. Each Notice of a Borrowing shall be by telecopier, telex or telephone, confirmed promptly in writing specifying (A) the requested date of such Borrowing (which shall be a Business Day), (B) the requested Type and Class of Advances comprising such Borrowing, (C) the requested aggregate amount of such Borrowing, (D) the applicable Borrower, and (E) if such

 Borrowing is to be comprised of Fixed Rate Advances, the requested Interest Period for each such Advance. In the case of a requested Borrowing comprised of Fixed Rate Advances, the Agent shall promptly notify each Bank of the applicable interest rate under Sections 2.06(b), 2.06(c) or 2.06(d), as applicable. Each Bank shall (i) in the case of all Borrowings which are comprised of Eurodollar Rate Advances, before 11:00 a.m. (Dallas, Texas time) on the date of such Borrowing, (ii) in the case of all Borrowings which are comprised of Eurocurrency Rate Advances, before 11:00 a.m. (Paris, France time) on the date of such Borrowing, (iii) in the case of Borrowings which are comprised of U.S. Base Rate Advances, before 1:00 p.m. (Dallas, Texas time) on the date of such Borrowing and (iv) in the case of Borrowings which are comprised of French Alternate Rate Advances, before 1:00 p.m. (Paris, France time) on the date of such Borrowing, make available through its Applicable Lending Office to the Agent at the Agent's Applicable Lending Office, or such other location as the Agent may specify by notice to the Banks, in same day funds, (A) in the case of a U.S. Term Borrowing, a French Term Borrowing or a Spanish Term Borrowing, such Bank's U.S. Term Share, French Term Share or Spanish Term Share of such Borrowing and (B) in the case of a U.S. Revolving Borrowing or a French Revolving Borrowing, such Bank's U.S. Revolving Share or French Revolving Share of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will promptly make such funds available to the applicable Borrower at such account as the applicable Borrower shall specify in writing to Agent.

         (b) Conversions and Continuations. In order to elect to Convert or Continue an Advance under this Section, the Borrower desiring a Conversion or Continuation shall deliver an irrevocable Notice of Conversion or Continuation to the Agent at the Agent's office no later than (i) 11:00 a.m. (Dallas, Texas time) the Business Day of such requested Conversion date in the case of a Conversion to a U.S. Base Rate Advance, (ii) 11:00 a.m. (Dallas, Texas time) at least three Business Days in advance of such requested Conversion or Continuation date in the case of a Conversion to, or a Continuation of, a Eurodollar Rate Advance, (iii) 11:00 a.m. (Paris, France time) at least three Business Days in advance of such requested Conversion or Continuation date in the case of a Conversion to, or Continuation of, a Eurocurrency Rate Advance, and (iv) 11:00 a.m. (Paris, France time) three Business Days in advance of such requested Conversion or Continuation date in the case of a Conversion to, or Continuation of, a French Alternate Rate Advance; provided that no such Conversion to French Alternate Rate Advances shall be permitted unless (I) there is, with respect to requested Conversions or Continuations of Borrowings which are to be comprised of French Revolving Advances, less than 30 days from the date of such Conversion or Continuation until the Maturity Date applicable to such French Revolving Advances or (II) permitted or required by this Agreement. Each such Notice of Conversion or Continuation shall be in writing or by telex, telecopier or telephone, confirmed promptly in writing specifying (A) the requested Conversion or Continuation date (which shall be a Business Day), (B) the amount, Type, and Class of the Advance to be Converted or Continued, (C) whether a Conversion or Continuation is requested, and if a Conversion, into what Type of Advance, and
(D) in the case of a Conversion to, or a Continuation of, a Fixed Rate Advance, the requested Interest Period. Promptly after receipt of a Notice of

 Conversion or Continuation under this paragraph, the Agent shall provide each Bank with a copy thereof and, in the case of a Conversion to or a Continuation of a Fixed Rate Advance, notify each Bank of the applicable interest rate under Sections 2.06(b), 2.06(c) or 2.06(d), as applicable. The portion of Advances comprising part of the same Borrowing that are converted to Advances of another Type shall constitute a new Borrowing. Notwithstanding anything in this Agreement to the contrary, Conversions of Advances may only be made at the end of the applicable Interest Period for such Advances.

         (c)      Certain Limitations. Notwithstanding anything in paragraphs
(a) and (b) above:

                  (i) at no time shall there be more than (A) one Interest Period applicable to outstanding Fixed Rate Advances which are U.S. Term Advances, (B) one Interest Period applicable to outstanding Fixed Rate Advances which are French Term Advances, (C) one Interest Period applicable to outstanding Fixed Rate Advances which are Spanish Term Advances, (D) three Interest Periods applicable to outstanding Fixed Rate Advances which are U.S. Revolving Advances and (E) five Interest Periods applicable to outstanding Fixed Rate Advances which are French Revolving Advances;

                  (ii) the Borrowers may not select Eurodollar Rate Advances for any Borrowing unless the aggregate amount of such Borrowing is at least $1,000,000 and in integral multiples of $100,000 in excess thereof;

                  (iii) (A) if any Bank shall, at least one Business Day before the date of any requested Borrowing, notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Bank or any of its Applicable Lending Offices to perform its obligations under this Agreement to make Fixed Rate Advances of a certain Type, or to fund or maintain Fixed Rate Advances of a certain Type (each such Bank an "Affected Bank"), the obligation of the Affected Bank to make or maintain Fixed Rate Advances of the Type affected for such Borrowing or for any subsequent Borrowing shall be suspended until the Affected Bank shall notify the Agent that the circumstances causing such suspension no longer exist, and the Advance of the Affected Bank comprising such Borrowing shall be a U.S. Base Rate Advance or French Alternate Rate Advance, as applicable, (B) each Bank that becomes an Affected Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of the Affected Bank, be otherwise economically disadvantageous to the Affected Bank; and (C) if such condition shall continue for such Bank for 30 days, the Affected Bank may be replaced in accordance with the procedures in
         Section 2.13; provided that, if the Affected Bank is not replaced within 60 days after such initial 30-day period, the right of the

         Borrowers to select the affected Type of Fixed Rate Advances for any subsequent Borrowing and the obligation of the Banks to make or maintain the affected Type of Fixed Rate Advances shall be suspended until (I) the Affected Bank shall notify the Agent that the circumstances causing such suspension no longer exist or (II) the Affected Bank is replaced pursuant to Section 2. 13;

                  (iv) if the Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances comprising any requested Borrowing, the right of the Borrowers to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing and the obligation of the Banks to make such Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a U.S. Base Rate Advance;

                  (v) if the Agent is unable to determine the Eurocurrency Rate for Eurocurrency Rate Advances comprising any requested Borrowing, the right of the Borrowers to select Eurocurrency Rate Advances for such Borrowing or for any subsequent Borrowing and the obligation of the Banks to make such Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a French Alternate Rate Advance;

                  (vi) if the Majority Banks shall, by 11:00 a.m. (Dallas, Texas time) at least one Business Day before the date of any requested Borrowing, notify the Agent that the Eurodollar Rate for Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective Eurodollar Rate Advances, as the case may be, for such Borrowing, the right of the Borrowers to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing and the obligation of the Banks to make Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a U.S. Base Rate Advance;

                  (vii) if the Majority Banks shall, by 11:00 a.m. (Paris, France time) at least two Business Days before the date of any requested Borrowing, notify the Agent that the Eurocurrency Rate for Eurocurrency Rate Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective Eurocurrency Rate Advances for such Borrowing, the right of the Borrowers to select Eurocurrency Rate Advances for such Borrowing or for any subsequent Borrowing and the obligation of the Banks to make Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a French Alternate Rate Advance;

                  (viii) if any Borrower shall fail to select the duration or Continuation of any Interest Period for any Fixed Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and paragraphs (a) and (b) above, the Agent will forthwith so notify such Borrower and the Banks and such Advances will be made available to such Borrower on the date of such Borrowing as (A) if the proposed Advances or existing Advances are Eurodollar Rate Advances, U.S. Base Rate Advances or (B) if the proposed Advances or existing Advances are Eurocurrency Rate Advances, Eurocurrency Rate Advances with a one-month Interest Period; and

                  (ix) if at any time, any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Bank or any of its Applicable Lending Offices to perform its obligations under this Agreement to make or maintain Spanish Term Advances as non-Fixed Rate Advances, then the parties to this Agreement agree that they will use reasonable efforts to amend or modify this Agreement to permit (A) the making or maintaining of the Spanish Term Advances or (B) the Spanish Term Advances to be repaid and reborrowed by the Company or another Affiliate mutually agreed to.

         (d) Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrowers delivering such notice. In the case of any Borrowing which the related Notice of Borrowing or Notice of Conversion or Continuation specifies is to be comprised of Fixed Rate Advances, each Borrower shall indemnify each Bank against any loss, out-of-pocket cost or expense actually incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing or such Notice of Conversion or Continuation for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

         (e) Agent Reliance. Unless the Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Agent such Bank's U.S. Term Share of any U.S. Term Borrowing, French Term Share of any French Term Borrowing, Spanish Term Share of any Spanish Term Borrowing, U.S. Revolving Share of any U.S. Revolving Borrowing or French Revolving Share of a French Revolving Borrowing, the Agent may assume that such Bank has made its U.S. Term Share, French Term Share, Spanish Term Share, U.S. Revolving Share or French Revolving Share, as the case may be, of such Borrowing available to the Agent on the date of such Borrowing in accordance with paragraph (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its U.S. Term Share, French Term Share, Spanish Term Share, U.S. Revolving Share or French Revolving Share, as the case may be, of such Borrowing available to the Agent, such Bank and the applicable Borrower severally agree to immediately repay to the Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate for such day. If such Bank shall repay to the Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

         (f) Bank Obligations Several. The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, to make its Advance on the date of such Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

         (g) Notes. The indebtedness of the Company to each Bank resulting from U.S. Revolving Advances and the U.S. Term Advance owing to such Bank shall be evidenced by the U.S. Revolving Note and U.S. Term Note, respectively, of the Company payable to the order of such Bank. The indebtedness of the French Borrowers to each Bank resulting from the French Revolving Advances owing to such Bank shall be evidenced by the French Revolving Note of such French Borrowers payable to the order of such Bank. The indebtedness of SMF to each Bank resulting from the French Term Advance owing to such Bank shall be evidenced by the French Term Note of SMF payable to the order of such Bank. The indebtedness of SMS to each Bank resulting from the Spanish Term Advance owing to such Bank shall be evidenced by the Spanish Term Note of SMS payable to the order of such Bank.

         Section 2.03. Fees.

         (a)      Revolving Commitment Fees.

         The Borrowers agree to pay to the Agent for the account of each Bank
(i) a commitment fee payable by the Company in Dollars on the average daily amount by which such Bank's U.S. Revolving Commitment exceeds such Bank's outstanding Revolving Advances and (ii) a commitment fee payable by the French Borrowers in French Francs on the average daily amount by which such Bank's French Revolving Commitment exceeds such Bank's outstanding French Revolving Advances, in each case from the date of this Agreement until the Maturity Date applicable to such Advances at the rate of .10% per annum. The fees payable pursuant to this clause (a) are due quarterly in arrears on the last Business Day of each March, June, September and December commencing March 31, 1998 and on the Maturity Date applicable to such Commitments.

         (b) Term Commitment Fees. The Borrowers agree to pay to the Agent for the account of each Bank a commitment fee payable by SMS in Dollars on the daily average amount by which such Bank's Spanish Term Commitment exceeds such Bank's outstanding Spanish Term Advance, in each case from the date of this Agreement until the Spanish Term Commitment is terminated at the rate of .125% per annum. The commitment fees payable pursuant to this clause (b) are due and payable on the date the Spanish Term Commitments are terminated.

         (c) Upfront Fees and Agent's Arrangement Fees. The Company agrees to pay to the Agent for the account of each Bank (i) an upfront fee equal to
 .10% of the amount of each Bank's Spanish Term Commitment and (ii) an upfront fee equal to .04% of the amount of the outstanding principal amount of the U.S. Term Advances and the French Term Advances as of the date of this Agreement. In addition, the Company agrees to pay to the Agent the arrangement fees referenced in the Commitment Letter dated December 16, 1997 from the Agent to the Company and SMS on the dates required by such letter. Any fee referred to in the Commitment Letter and required to be paid under this clause (c) shall be paid exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable with respect to such fee, it shall be paid by the relevant Borrower at the same time that it pays the relevant fee.

         Section 2.04. Reduction of the Commitments. (i) The Company shall have the right, upon at least fifteen Business Days' irrevocable notice to the Agent, to terminate in whole or reduce ratably in part the unused portion of the U.S. Revolving Commitments and (ii) the French Borrowers shall have the right, upon at least fifteen Business Days' irrevocable notice to the Agent, to terminate in whole or reduce ratably in part the unused portion of the French Revolving Commitments; provided that each partial reduction of U.S. Revolving Commitments shall be in the minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and each partial reduction of French Revolving Commitments shall be in the minimum aggregate amount of 5,000,000 French Francs or an integral multiple of 500,000 French Francs in excess thereof. Any reduction or termination of the Commitments pursuant to this Section 2.04 shall be permanent, with no obligation of the Banks to reinstate such Commitments and the commitment fees provided for in Section 2.03(a) shall thereafter be computed on the basis of the Commitments, as so reduced.

         Section 2.05. Repayment.

         (a) Revolving Advances. The Borrowers obligated thereon shall repay the outstanding principal amount of each U.S. Revolving Advance and each French Revolving Advance on the Maturity Date applicable to such Advances.

         (b)      Term Advances.

                  (i) The Company shall ratably repay the U.S. Term Advances to the Banks based on each Bank's U.S. Term Share in installments in the aggregate amounts and on the dates indicated as follows:

                         Date                         Amount
                         ----                         ------

                  January 31, 2002                 $8,333,333
                  July 31, 2002                    $8,333,333
                  January 31, 2003                 $8,333,334

                  (ii) SMF shall ratably repay the French Term Advances to the Banks based on each Bank's French Term Share in installments in the aggregate amounts and on the dates indicated as follows:

                        Date                          Amount
                        ----                          ------

                  January 31, 2002                 FRF 83,333,333
                  July 31, 2002                    FRF 83,333,333
                  January 31, 2003                 FRF 83,333,334

                  (iii) SMS shall ratably repay the Spanish Term Advances to the Banks based on each Bank's Spanish Term Share in installments in the aggregate amounts and on the dates indicated as follows:

                        Date                          Amount
                        ----                          ------

                  January 31, 2002                 $6,666,666
                  July 31, 2002                    $6,666,667
                  January 31, 2003                 $6,666,667


         Section 2.06. Interest. Each of the Borrowers shall pay interest on the unpaid principal amount of each Advance made by each Bank to such Borrower from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum and in the Currency in which such Advance is made:

         (a) U.S. Base Rate Advances. If such Advance is a U.S. Base Rate Advance, a rate per annum equal at all times to the lesser of (i) the Adjusted U.S. Base Rate in effect from time-to-time and (ii) the Maximum Rate, payable in arrears on the last Business Day of each calendar quarter and on the date such U.S. Base Rate Advance shall be paid in full, provided that any amount of principal which is not paid within five Business Days of when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) the Adjusted U.S. Base Rate in effect from time-to-time plus 2% and (ii) the Maximum Rate.

         (b) French Alternate Rate Advances. If such Advance is a French Alternate Rate Advance, a rate per annum equal during the Interest Period for such Advance to the lesser of (i) the French Alternate Rate for such Interest Period and (ii) the Maximum Rate, payable in arrears on the last day of such Interest Period; provided that any amount of principal which is not paid within five Business Days of when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) the greater of (A) the French Alternate Rate in effect from time-to-time plus 2% and (B) the rate required to be paid on such Advance immediately prior to the date on which such amount became due plus 2% and (ii) the Maximum Rate.

         (c) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the lesser of (i) the Eurodollar Rate for such Interest Period plus the Applicable Margin and (ii) the Maximum Rate, payable on the last day of such Interest Period, and, in the case of six-month Interest Periods, on the day which occurs during such Interest Period three months from the first day of such Interest Period; provided that any amount of principal which is not paid within five Business Days of when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) the greater of (A) the Adjusted U.S. Base Rate in effect from time-to-time plus 2% and (B) the rate required to be paid on such Advance immediately prior to the date on which such amount became due plus 2% and (ii) the Maximum Rate.

         (d) Eurocurrency Rate Advances. If such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the lesser of (i) the Eurocurrency Rate for such Interest Period plus the Applicable Margin and (ii) the Maximum Rate, payable on the last day of such Interest Period, and, in the case of six-month Interest Periods, on the day which occurs during such Interest Period three months from the first day of such Interest Period; provided that any amount of principal which is not paid within five Business Days of when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) the greater of (A) the French Alternate Rate in effect from time-to-time plus 2% and (B) the rate required to be paid on such Advance immediately prior to the date on which such amount became due plus 2% and (ii) the Maximum Rate.

         (e) Usury Recapture. In the event the rate of interest chargeable under this Agreement or the Notes at any time (calculated after giving affect to all items charged which constitute "interest" under applicable laws, including fees and margin amounts, if applicable) is greater than the Maximum Rate, the unpaid principal amount of the Notes shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Notes equals the amount of interest which would have been paid or accrued on the Notes if the stated rates of interest set forth in this Agreement had at all times been in effect.

                  In the event, upon payment in full of the Notes, the total amount of interest paid or accrued under the terms of this Agreement and the Notes is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent for the account of the Banks an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on the Notes if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on the Notes if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on the Notes.

                  In the event the Banks ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Notes, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrowers.

         Section 2.07. Prepayments.

         (a) Right to Prepay. The Borrowers shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.07.

         (b) Optional. Any Borrower may elect to prepay any of the Advances owing by it to the Banks, after giving prior written notice of such election by (i) 11:00 a.m. (Dallas, Texas time) three Business Days before such prepayment date in the case of U.S. Revolving Borrowings which are comprised of Eurodollar Rate Advances, (ii) 11:00 a.m. (Paris, France time) fifteen Business Days before such prepayment date in the case of French Revolving Borrowings or French Term Borrowings, (iii) 11:00 a.m. (Dallas, Texas time) on the Business Day of such prepayment, in case of U.S. Revolving Borrowings which are comprised of U.S. Base Rate Advances, and (iv) 11:00 a.m. (Dallas, Texas time) fifteen Business Days before such prepayment date, in the case of U.S. Term Borrowings and Spanish Term Borrowings, in each case to the Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Borrower giving such notice shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than (i) in the case of U.S. Revolving Advances, in integral multiples of $100,000 so long as $500,000 in principal is outstanding, (ii) in the case of U.S. Term Advances and Spanish Term Advances, $1,000,000, (iii) in the case of French Revolving Advances, 1,000,000 French Francs, and (iv) in the case of French Term Advances, 5,000,000 French Francs.

         (c)      Mandatory.

                  (i) On the date of each reduction of the aggregate U.S. Revolving Commitments pursuant to Section 2.04, the Company agrees to make a prepayment in respect of the outstanding amount of U.S. Revolving Advances to the extent, if any, that the aggregate unpaid principal amount of all U.S. Revolving Advances exceeds the U.S. Revolving Commitment, as so reduced.

                  (ii) On the date of each reduction of the aggregate French Revolving Commitments pursuant to Section 2.04, each of SMF and PDM agrees to make a prepayment in respect of the outstanding amount of French Revolving Advances to the extent, if any, that the aggregate unpaid principal amount of all French Revolving Advances exceeds the French Revolving Commitment, as so reduced.

                  (iii) Each prepayment pursuant to this Section 2.07(c) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date.

         (d) Application of Term Advance Prepayments. Each prepayment of U.S. Term Advances, the French Term Advances or the Spanish Term Advances shall be applied to future scheduled principal payments of such U.S. Term Advances, French Term Advances or Spanish Term Advances, as the case may be, pro rata; provided that, any such prepayments on U.S. Term Advances, French Term Advances or Spanish Term Advances which are made on a date which is less than one year from the date of the next scheduled principal payment for such U.S. Term Advances, French Term Advances or Spanish Term Advances, as the case may be, shall be applied to the next scheduled principal payment for such U.S. Term Advances, French Term Advances or Spanish Term Advances, as applicable.

         (e) Illegality. If any Bank shall notify the Agent and the Borrowers that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Bank, its Eurodollar Lending Office or its Eurocurrency Lending Office to perform its obligations under this Agreement to make or maintain a Type of Fixed Rate Advances of such Bank then outstanding hereunder (each such Bank being an "Affected Bank"), (i) the Borrowers shall, no later than 11:00 a.m. (Dallas, Texas time) in the case of Eurodollar Rate Advances and l1:00 a.m. (Paris, France time) in the case of Eurocurrency Rate Advances, (A) if not prohibited by law or regulation to maintain such Type of Fixed Rate Advances for the duration of the Interest Period, on the last day of the Interest Period for each outstanding Fixed Rate Advance or (B) if prohibited by law or regulation to maintain such Type of Fixed Rate Advances for the duration of the Interest Period, on the second Business Day following its receipt of such notice, Convert the Fixed Rate Advances of that Type of the Affected Bank to a single U.S. Base Rate Advance (if the affected Advances are Eurodollar Rate Advances) or a French Alternate Rate Advance (if the affected Advances are Eurocurrency Rate Advances) in an amount equal to the aggregate principal amount of the affected Fixed Rate Advances of such Borrowers, and (ii) the obligation of the Affected Bank to make or maintain the affected Type of Fixed Rate Advances shall be suspended until the Affected Bank shall notify the Agent that the circumstances causing such suspension no longer exist. Each Bank which becomes an Affected Bank agrees to use commercially reasonable efforts (consistent with its internal policies and subject to legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise economically disadvantageous to such Bank. If the condition requiring the Conversion under this paragraph shall continue for the Affected Bank for 30 days, the Affected Bank may be replaced in accordance with the procedures in Section 2.13; provided that, if the Affected Bank is not replaced within 60 days after such initial 30-day period, (A) all Fixed Rate Advances of the affected Type shall be Converted in accordance with the procedures described above, and (B) the right of the Borrowers to select the affected Type of Fixed Rate Advances for any subsequent Borrowing and the obligation of the Banks to make or maintain the affected Type of Fixed Rate Advances shall be suspended until (I) the Affected Bank shall notify the Agent that the circumstances causing such suspension no longer exist or (II) the Affected Bank is replaced pursuant to Section 2.13.

         (f) Ratable Payments: Effect of Notice. Each payment of any Advance pursuant to this Section 2.07 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part. All notices given pursuant to this Section 2.07 shall be irrevocable and binding upon the Borrowers.

         Section 2.08. Funding Losses. If any payment of principal of any Fixed Rate Advance is made other than on the last day of the Interest Period for such Advance as a result of any payment pursuant to Section 2.07 or the acceleration of the maturity of the Notes pursuant to Article VII, such Borrower shall, within 10 days of any written demand sent by any Bank to such Borrower through the Agent, pay to the Agent for the account of such Bank any amounts (without duplication of any other amounts payable in respect of breakage costs) required to compensate such Bank for any additional losses, out-of-pocket costs or expenses which it may actually incur as a result of such payment or nonpayment, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance (but excluding loss of profits).

         Section 2.09. Increased Costs.

         (a) Fixed Rate Advances. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or Eurocurrency Rate Advances (including, without limitation, additional interest to compensate such Bank for reserve costs actually incurred by such Bank associated with Eurocurrency Liabilities, such additional interest to be calculated by subtracting (A) the Eurodollar Rate, Eurocurrency Rate or French Alternate Rate, as applicable, for the relevant Advance from (B) the rate obtained by dividing such applicable interest rate for such Advance (excluding the Applicable Margin) by a percentage equal to one minus the applicable Fixed Rate Reserve Percentage of such Bank for such Interest Period), then the applicable Borrowers shall from time-to-time, upon demand by such Bank (with a copy of such demand to the Agent), immediately pay to the Agent for the account of such Bank additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank for such increased cost; provided, however, that, before making any such demand, each Bank agrees to use commercially reasonable efforts (consistent with its internal policy and subject to legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise economically disadvantageous to such Bank (except that no Bank shall be required to redesignate its Applicable Lending Office to avoid the incurrence of increased costs associated with additional interest required to be paid by the Borrowers to any Bank in connection with reserve costs attributable to Eurocurrency Liabilities). A certificate shall be submitted to the Borrowers and the Agent by such Bank (a) indicating the amount of such increased cost and detailing the calculation of such cost, (b) stating that such Bank is generally charging such amounts to other customers similarly situated with the Borrowers, and (c) that all such costs are being charged within 90 days of the date the Bank learned of such costs, such certificate to be conclusive and binding for all purposes, absent manifest error.

         (b) Capital Adequacy. If any Bank determines in good faith that compliance with any generally applicable law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) implemented or effective after the date of this Agreement increases or would increase the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend and other commitments of this type, then, upon 30 days prior written notice by such Bank (with a copy of any such demand to the Agent), the Borrowers shall immediately pay to the Agent for the account of such Bank as the case may be, from time-to-time as specified by such Bank, additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank, in light of such circumstances, with respect to such Bank, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend under this Agreement. A certificate shall be submitted to the Borrowers and the Agent by such Bank (a) indicating the amount of such capital adequacy costs and detailing the calculation of such costs, (b) stating that such Bank is generally charging such amounts to other customers similarly situated with the Borrowers, and (c) certifying that all such costs are being charged within 90 days of the date the Bank learned of such costs, such certificate to be conclusive and binding for all purposes, absent manifest error.

         Section 2.10. Payments and Computations.

         (a) Payment Procedures. The Borrowers shall make each payment under this Agreement and under their respective Notes (i) not later than 12:00 p.m. (Dallas, Texas time) on the day when due in Dollars with respect to U.S. Revolving Advances, U.S. Term Advances and Spanish Term Advances, and (ii) not later than 12:00 p.m. (Paris, France time) on the day when due in French Francs with respect to French Revolving Advances and French Term Advances, and in each case to the Agent at the location referred to in the Notes (or such other location as the Agent shall designate in writing to the Borrowers) in same day funds. The Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Agent, or a specific Bank pursuant to
Section 2.03(c), 2.08, 2.09, or 2.11, but after taking into account payments effected pursuant to Section 10.04) (i) before the acceleration of the Advances pursuant to Section 7.02 or 7.03, (A) in the case of payments in respect of U.S. Revolving Advances and French Revolving Advances in accordance with each Bank's U.S. Revolving Share and French Revolving Share, as applicable and (B) in the case of payments in respect of U.S. Term Advances, French Term Advances and Spanish Term Advances, in accordance with each Bank's U.S. Term Share, French Term Share and Spanish Term Share, as applicable and (ii) after the acceleration of the Advances pursuant to Section 7.02 or 7.03, in accordance with each Bank's Pro Rata Share to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

         (b) Computations. All computations of interest based on the U.S. Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the Eurocurrency Rate, the French Alternate Rate, the Federal Funds Rate, and of fees shall be made by the Agent, on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

         (c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

         (d) Agent Reliance. Unless the Agent shall have received written notice from a Borrower prior to the date on which any payment is due to the Banks that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due to such Bank. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate for such day.

         Section 2.11. Taxes.

         (a) No Deduction for Certain Taxes. Any and all payments by the Borrowers shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it by the United States or any political subdivision thereof, the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision of the jurisdiction and (ii) in the case of each Bank, taxes imposed by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision of such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Bank or the Agent, (A) the sum payable shall be increased as may be necessary so that, after making all required deductions, such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if such Borrower's obligation to deduct or withhold Taxes is caused solely by such Bank's or the Agent's failure to provide the forms described in paragraph (e) of this Section 2.1 1 and such Bank or the Agent could have provided such forms, no such increase shall be required; (B) such Borrower shall make such deductions; and (C) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) Other Taxes. In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as "Other Taxes").

         (c) Indemnification. Each of the Borrowers indemnifies each Bank and the Agent for the full amount of Taxes or Other Taxes paid by such Bank or the Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto, in either case, attributable to such Borrower. Each payment required to be made by the Borrowers in respect of this indemnification shall be made to the Agent for the benefit of any party claiming such indemnification within 30 days from the date the Borrowers receive written demand detailing the calculation of such amounts therefor from the Agent on behalf of itself as Agent or any such Bank. If any Bank or the Agent receives a refund or credit in respect of any taxes paid by any Borrower under this paragraph (c), such Bank or the Agent, as the case may be, shall promptly pay to such Borrower such Borrower's share of such refund or credit.

         (d) Evidence of Tax Payments. Each of the Borrowers will pay prior to delinquency all Taxes payable in respect of any payment. Upon the request of the applicable Bank, the Borrower making such payment will furnish to the Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing payment of such Taxes.

         (e)      Foreign Bank Withholding Exemption.

                  (i) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrowers and the Agent on the date of this Agreement or upon, and as a condition to, the effectiveness of any Assignment and Acceptance (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Bank which delivers to the Borrowers and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrowers and the Agent two further copies of Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and the Agent certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Bank shall not be required to deliver such forms. The Borrowers may withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to timely provide the requisite Internal Revenue Service forms.

                  (ii) Each Bank that is not incorporated under the laws of the Republic of France or any province thereof agrees that it will deliver to the Borrowers and the Agent on the date of this Agreement or upon, and as a condition to, the effectiveness of any Assignment and Acceptance such governmental forms which may be necessary, appropriate or required under the applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax imposed by the Republic of France or any political subdivision thereof ("French Withholding Taxes"). Each Bank which delivers to the Borrowers and the Agent any such governmental form pursuant to the next preceding sentence further undertakes to deliver to the Borrowers and the Agent two (2) further copies of said governmental forms or successor forms, or other manner of certification as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Agent, and such extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent certifying that such Bank is entitled to receive payments under this agreement without deduction or withholding of any French Withholding Taxes. If an event (including, without limitation, any change in treaty, law, or regulation) has occurred prior to the date on which any delivery is required by the preceding sentence and would otherwise be required which render any such forms inapplicable or which would prevent any Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of French Withholding Taxes, such Bank shall not be required to deliver such forms. The Borrowers may withhold tax at the rate and in the matter required by the laws of the Republic of France with respect to payments made to a Bank failing to timely provide the requisite governmental forms. The Borrowers agree to use reasonable efforts to notify any Bank upon any such Borrower becoming aware of any change in the laws of the Republic of France or any tax treaty which would cause such Bank to not be capable of receiving payments of interest without French Withholding Taxes.

                  (iii) Each Bank that is not incorporated under the laws of the Kingdom of Spain or any province thereof agrees that it will deliver to the Borrowers and the Agent on the date of this Agreement or upon, and as a condition to, the effectiveness of any Assignment and Acceptance such governmental forms which may be necessary, appropriate or required under the applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax imposed by the Kingdom of Spain or any political subdivision thereof ("Spanish Withholding Taxes"). Each Bank which delivers to the Borrowers and the Agent any such governmental form pursuant to the next preceding sentence further undertakes to deliver to the Borrowers and the Agent two (2) further copies of said governmental forms or successor forms, or other manner of certification as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Agent, and such extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent certifying that such Bank is entitled to receive payments under this agreement without deduction or withholding of any Spanish Withholding Taxes. If an event (including, without limitation, any change in treaty, law, or regulation) has occurred prior to the date on which any delivery is required by the preceding sentence and would otherwise be required which render any such forms inapplicable or which would prevent any Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of Spanish Withholding Taxes, such Bank shall not be required to deliver such forms. The Borrowers agree to notify the Banks upon any such Borrower becoming aware of any change in the regulations or of official interpretations of the laws of the Kingdom of Spain or any tax treaty which would render any previous forms delivered inapplicable or change the governmental forms required to be delivered. The Borrowers may withhold tax at the rate and in the matter required by the laws of the Kingdom of Spain with respect to payments made to a Bank failing to timely provide the requisite governmental forms, if any; provided, however, that notwithstanding the foregoing, the Borrowers may not withhold Spanish Withholding Taxes with respect to payments made to any Bank failing to timely provide the requisite governmental forms if the Borrowers have failed to notify the Banks of any change in the regulations or of official interpretations of in the laws of the Kingdom of Spain or any tax treaty which would render any previous forms delivered inapplicable or change the governmental forms required to be delivered.

         (f) Repayment under Certain Circumstances. If any Borrower is required by any law or regulation to make any deduction or withholding from any sum payable by it under this Agreement and is prevented by law from fulfilling the related gross-up obligation, upon written notice to the relevant Borrower from the Agent (which shall give such notice if, and only if, so requested by any Bank) the relevant Advances shall be repaid within 180 days of the date such notice is received by the relevant Borrower together with accrued interest and any amounts owing under Section 2.08.

         Section 2.12. Sharing of Payments. Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Advances made by it in excess of its Pro Rata Share, U.S. Term Share, French Term Share, Spanish Term Share, U.S. Revolving Share or French Revolving Share, as applicable, of payments on account of the Advances obtained by all the Banks, such Bank shall notify the Agent and forthwith purchase from the other Banks such participations in the Advances made by them held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably in accordance with the requirements of this Agreement with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (a) the amount of the participation sold by such Bank to the purchasing Bank as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Bank's ratable share (according to the proportion of (a) the amount of such Bank's required repayment to the purchasing Bank to (b) the total amount of all such required repayments to the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.12 may, to the fullest extent permitted by law, unless and until rescinded as provided above, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

         Section 2.13. Bank Replacement. The Company, the French Borrowers and/or SMS, as the case may be, shall be permitted to replace with an Eligible Assignee any Bank which (a) makes an assertion of the type described in Section 2.02(c)(iii) or requests reimbursement for amounts owing pursuant to Section
2.09 (either for its own account or for the account of any of its participants), (b) is affected in the manner described in Section 2.07(e), (c) requires any Borrower to pay Taxes in respect of such Bank or (d) fails to make any Advance requested by it if the Majority Banks have made the Advances requested of them pursuant to the same Notice of Borrowing; provided that (i) such replacement does not conflict with any Legal Requirement, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Bank being replaced shall not have eliminated the continued need for repayment of amounts owing pursuant to Section 2.02(c)(iii); and (iv) the Company shall repay (or cause to be repaid) or the Eligible Assignee shall pay to the Bank being replaced, the amount of the Obligations owing to such Bank on the date of replacement (including any amounts owing under Section 2.02(c)(iii)).

                                  ARTICLE III

                             CONDITIONS OF LENDING

         Section 3.01. Conditions Precedent to Initial Advances. The obligation of each Bank to make its initial Advances as part of the initial Borrowings is subject to the conditions precedent that:

         (a) Documentation. On or before the day on which the initial Borrowing is made, the Agent and the Banks shall have received the following, each dated on or before such day, duly executed by all the parties thereto, in form and substance satisfactory to the Agent and the Banks:

                  (i) this Agreement and the other Credit Documents and all attached Exhibits and Schedules and the Notes payable to the order of the Banks, respectively;

                  (ii) certificates from the appropriate Governmental Authority certifying as to the good standing, existence and authority of the Company in all jurisdictions where the Company is organized or does business;

                  (iii) certificates from a Responsible Officer of each of the Borrowers stating that (A) all representations and warranties of such Borrower set forth in this Agreement are true and correct in all material respects; (B) no Default has occurred and is continuing; and
         (C) the conditions in this Section 3.01 have been met;

                  (iv) copies, certified as of the date of this Agreement by a Responsible Officer of the appropriate Person of (A) the resolutions of the Board of Directors of the Company approving this Agreement, the Notes, and the other Credit Documents, (B) the articles or certificate (as applicable) of incorporation and bylaws of the Company, (C) with respect to the French Borrowers, an extrait K-bis and the statutes for each such French Borrower and any other documents authorizing the transactions contemplated by the Credit Documents, (D) with respect to SMS, the organizational documents of SMS and any other documents authorizing the Credit Documents and (E) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes, and the other Credit Documents;

                  (v) certificates of a Responsible Officer of each of the Borrowers certifying the names and true signatures of officers of the Borrowers authorized to sign this Agreement, the Notes, Notices of Borrowing and the other Credit Documents;

                  (vi) a favorable opinion of Troutman Sanders LLP, counsel to the Company, substantially in the form of the attached Exhibit F-1;

                  (vii) a favorable opinion of Chambaz & Suermondt, counsel to the French Borrowers, substantially in the form of the attached Exhibit F-2;

                  (viii) a favorable opinion of Bracewell & Patterson, L.L.P., counsel to the Agent, substantially in the form of the attached Exhibit F-3;

                  (ix) a favorable opinion of Uria & Menendez, counsel to SMS, substantially in the form of the attached Exhibit F-4; and

                  (x) such other documents, governmental certificates, agreements, lien searches as the Agent and the Banks may reasonably request.

         (b) Payment of Fees. On the date of this Agreement, the Borrowers shall have paid the fees required to be paid to the Agent and the Banks and all costs and expenses which have been invoiced and are payable pursuant to Section 10.04.

         (c) Delivery of Financial Statements. The Agent and the Banks shall have received true and correct copies of (i) the Financial Statements,
(ii) the Interim Financial Statements and (iii) the financial statements referred to in Section 4.05(f).

         (d) No Default. No Default shall have occurred and be continuing or would result from such Advance or from the application of the proceeds therefrom.

         (e) Representations and Warranties. The representations and warranties contained in Article IV hereof and in each other Credit Document shall be true and correct in all material respects on and as of the date of this Agreement before and after giving effect to the initial Advances and to the application of the proceeds from such Advances as though made on and as of such date.

         (f) No Material Adverse Change. No event or events which, individually or in the aggregate, has had or is reasonably likely to cause a Material Adverse Change shall have occurred.

         Section 3.02. Conditions Precedent to Each Borrowing. The obligation of each Bank to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Conversion or Continuation and the acceptance by the Borrowers of the proceeds of such Advance shall constitute a representation and warranty by the Borrowers that on the date of such Advance such statements are true):

                  (a)      the representations and warranties contained in
         Article IV (except for the representations and warranties set forth in clauses (a) through (e) of Section 4.05 and Section

         4.07, which representations and warranties shall only apply to the initial Advance and the representation and warranty contained in
         Section 4.05(f) which shall apply to all Advances except for Advances which are made as part of a Conversion or Continuation of any existing Advance) and in each other Credit Document are correct in all material respects on and as of the date of such Advance before and after giving effect to such Advance and to the application of the proceeds from such Advance as though made on and as of such date; and

                  (b) no Default has occurred and is continuing or would result from such Advance or from the application of the proceeds therefrom.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Borrowers represent and warrant, as of the date of this Agreement, as follows:

         Section 4.01. Corporate Existence; Subsidiaries. Each of the Borrowers is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified could reasonably be expected to cause a Material Adverse Change.

         Section 4.02. Corporate Power. The execution, delivery, and performance by the Borrowers of this Agreement, the Notes, and the other Credit Documents to which each is a party and the consummation of the transactions contemplated hereby and thereby (a) are within such Borrower's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) do not contravene (i) such Borrower's articles or certificate of incorporation or statutes (as applicable) or bylaws or (ii) any law or any contractual restriction binding on or affecting such Borrower, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Advance, such Advance and the use of the proceeds of such Advance will be within such Borrower's corporate powers, will have been duly authorized by all necessary corporate action, will not contravene (i) such Borrower's articles or certificate of incorporation or statutes (as applicable) or bylaws or (ii) any law or any contractual restriction binding on or affecting such Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         Section 4.03. Authorization and Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrowers of this Agreement, the Notes, or the other Credit Documents to which the Borrowers are a party or the consummation of the transactions contemplated thereby, other than those that have been duly obtained. At the time of each Advance no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Advance or the use of the proceeds of such Advance.

         Section 4.04. Enforceable Obligations. This Agreement, the Notes, and the other Credit Documents to which the Borrowers are a party have been duly executed and delivered by the Borrowers. Each Credit Document to which the Borrowers are a party is the legal, valid, and binding obligation of the Borrowers and is enforceable against the Borrowers in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally.

         Section 4.05. Financial Statements.

         (a) The audited consolidated balance sheet of the Company as at December 31, 1996, and the related audited consolidated statements of income, changes in owners' equity and cash flows of the Company for the fiscal year then ended, copies of which have been furnished to the Banks, and the unaudited consolidated balance sheet of the Company as at September 30, 1997, and the related unaudited consolidated statements of income, changes in owners' equity and cash flows of the Company for the nine months then ended, duly certified by an authorized financial officer of the Company, copies of which have been furnished to the Banks, fairly present, subject to the assumptions set forth therein and, in the case of said balance sheet as at September 30, 1997 and said statements of income, changes in owners' equity and cash flows for the nine months then ended, subject to year-end audit adjustments, the consolidated financial condition of the Company as at such dates and the consolidated result of the operations of the Company for the periods ended on such dates, and such balance sheet and statements of income, changes in owners' equity and cash flows were prepared in accordance with GAAP.

         (b) The unaudited, unconsolidated balance sheet of SMF as at December 31, 1996, and the related unaudited, unconsolidated statement of income for SMF for the fiscal year then ended, copies of which have been furnished to the Banks, and the unaudited, unconsolidated balance sheet of SMF as at September 30, 1997, and the related unaudited, unconsolidated statement of income of SMF for the nine months then ended, duly certified by an authorized financial officer of SMF, copies of which have been furnished to the Banks, fairly present, subject to the assumptions set forth therein, the financial condition of SMF as at such dates and the results of the operations of SMF for the periods ended on such dates, and such balance sheet and statements of income were prepared in accordance with GAAP.

         (c) The unaudited, unconsolidated balance sheet of Papeteries de Mauduit S.A. as at December 31, 1996, and the related unaudited, unconsolidated statement of income for Papeteries de Mauduit S.A. for the fiscal year then ended, copies of which have been furnished to the Banks, and the unaudited, unconsolidated balance sheet of Papeteries de Mauduit S.A. as at

September 30, 1997, and the related unaudited, unconsolidated statement of income of Papeteries de Mauduit S.A. for the nine months then ended, duly certified by an authorized financial officer of Papeteries de Mauduit S.A., copies of which have been furnished to the Banks, fairly present, subject to the assumptions set forth therein, the financial condition of Papeteries de Mauduit S.A. as at such dates and the results of the operations of Papeteries de Mauduit S.A. for the periods ended on such dates, and such balance sheet and statements of income were prepared in accordance with GAAP.

         (d) The unaudited, unconsolidated balance sheet of Papeteries de Malaucene S.A. as at December 31, 1996, and the related unaudited, unconsolidated statement of income for Papeteries de Malaucene S.A. for the fiscal year then ended, copies of which have been furnished to the Banks, and the unaudited, unconsolidated balance sheet of Papeteries de Malaucene S.A. as at September 30, 1997, and the related unaudited, unconsolidated statement of income of Papeteries de Malaucene S.A. for the nine months then ended, duly certified by an authorized financial officer of Papeteries de Malaucene S.A., copies of which have been furnished to the Banks, fairly present, subject to the assumptions set forth therein, the financial condition of Papeteries de Malaucene S.A. as at such dates and the results of the operations of Papeteries de Malaucene S.A. for the periods ended on such dates, and such balance sheet and statements of income were prepared in accordance with GAAP.

         (e) The unaudited, unconsolidated balance sheet of LTR Industries S.A. as at December 31, 1996, and the related unaudited, unconsolidated statement of income for LTR Industries S.A. for the fiscal year then ended, copies of which have been furnished to the Banks, and the unaudited, unconsolidated balance sheet of LTR Industries S.A. as at September 30, 1997, and the related unaudited, unconsolidated statement of income of LTR Industries S.A. for the nine months then ended, duly certified by an authorized financial officer of LTR Industries S.A., copies of which have been furnished to the Banks, fairly present, subject to the assumptions set forth therein, the financial condition of LTR Industries S.A. as at such dates and the results of the operations of LTR Industries S.A. for the periods ended on such dates, and such balance sheet and statements of income were prepared in accordance with GAAP.

         (f) The unaudited pro forma financial statements of Pirahy as at December 31, 1995 and December 31, 1996, copies of which have been furnished to the Banks, fairly present, subject to the assumptions set forth therein, the pro forma financial condition of Pirahy as at such dates in accordance with GAAP.

         (g) Since September 30, 1997, no Material Adverse Change has occurred.

         Section 4.06. True and Complete Disclosure. (a) The Company's annual report on Form IO-K most recently filed with the SEC and the Company's quarterly report on Form 10-Q most recently filed with the SEC, copies of which have been furnished by the Company to the Agent and the Banks, did not, as of the respective dates such Form 10-K and Form 10-Q were filed with the

SEC, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) from the date of filing of the Company's most recent quarterly or annual report on Form 10-Q or Form 10-K, no event or condition exists or has occurred which has required or would require the Company to file a current report on Form 8-K pursuant to the Securities Exchange Act of 1934, as amended, except for any such event or condition which has been disclosed in writing to the Banks by delivery to the Banks of a Form 8-K.

         Section 4.07. Litigation. Except as set forth in the attached Schedule 4.07, to the best of the knowledge of the Borrowers, there is no pending or threatened action or proceeding affecting any of the Borrowers or any Material Subsidiary before any court, Governmental Authority or arbitrator, which could reasonably be expected to cause a Material Adverse Change or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, or any other Credit Document. Additionally, to the best knowledge of the Borrowers, there is no pending or threatened action or proceeding instituted against any of the Borrowers or the Material Subsidiaries which seeks to adjudicate any of the Borrowers or the Material Subsidiaries as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property.

         Section 4.08. Use of Proceeds. The proceeds of the Advances will be used by the Borrowers for the purposes described in Section 5.08. None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation G, T, U or X.

         Section 4.09. Investment Company Act. None of the Borrowers is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.10. Taxes. All federal and all material state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrowers or any member of the Controlled Group (hereafter collectively called the "Tax Group") have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all taxes (which are material in amount) and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings and after providing adequate reserves therefor.

         Section 4.11. Pension Plans. No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. To the knowledge of any Responsible Officer of each Borrower, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits in any amount that would reasonably be expected to cause a Material Adverse Change. None of the Borrowers nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, none of the Borrowers nor any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, none of the Borrowers has any reason to believe that the annual cost during the term of this Agreement to such Borrower or any of its Subsidiaries for post-retirement benefits to be provided to the current and former employees of the Borrower or any of its Subsidiaries under welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

         Section 4.12. Condition of Property; Casualties. The material Properties used or to be used in the continuing operations of the Borrowers and each of their Subsidiaries, taken as a whole, are (a) in substantially the same or better repair, working order, and condition as such Properties were as of December 31, 1996, normal wear and tear excepted and (b) in such repair, working order and condition to permit the Borrowers and their Subsidiaries to operate such Properties in substantially the same or better manner as operated as of December 31, 1996. Neither the business nor the material properties of the Borrowers and each of their Subsidiaries, taken as a whole, has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy, which affect would reasonably be expected to cause a Material Adverse Change.

         Section 4.13. Insurance. Each of the Borrowers and their Subsidiaries carry insurance with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses or, self-insure to the extent that is customary for Persons of similar size engaged in similar businesses.

         Section 4.14. No Burdensome Restrictions: No Defaults.

         (a) None of the Borrowers nor any of their Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation which would reasonably be expected to cause a Material Adverse Change. None of the Borrowers or their Subsidiaries is in default under or with respect to any contract, agreement, lease or other instrument to which such Borrower or Subsidiary is a party and which would reasonably be expected to cause a Material Adverse Change. To the knowledge of a Responsible Officer of the Borrowers, none of the Borrowers nor any of their Subsidiaries has received any notice of default under any contract, agreement, lease or other instrument to which any Borrower or its Subsidiaries is a party which is continuing or which, if not cured, would reasonably be expected to cause a Material Adverse Change.

         (b) No Default has occurred and is continuing. Additionally, no event of default under any financing agreement, material contract or instrument to which any Borrower is a party has occurred and is continuing which could reasonably be expected to result in a Material Adverse Change.

         Section 4.15. Supply Agreement. Except as disclosed to the Agent, the Supply Agreement has not been amended, modified, supplemented or terminated and, except as permitted by this Agreement, the Supply Agreement is in full force and effect.

         Section 4.16. Environmental Condition.

         (a) Except as set forth on Schedule 4.16, each of the Borrowers and its Subsidiaries, taken as a whole, (i) have been and are in compliance with all material requirements of applicable Environmental Laws of which the failure to comply would reasonably be expected to cause a Material Adverse Change; (ii) have not received notice of any violation or alleged violation of any Environmental Law the violation of which would reasonably be expected to cause a Material Adverse Change; and (iii) are not subject to any actual or contingent Environmental Claim, which Environmental Claim would reasonably be expected to cause a Material Adverse Change.

         (b) Except as set forth on Schedule 4.16, to the best of the Borrowers' knowledge (i) none of the Borrowers has ever caused the release of any Hazardous Substances into the Environment in violation of applicable Environmental Laws which would reasonably be expected to result in a Material Adverse Change, (ii) none of the Borrowers' currently or previously owned Property has been subjected to the release of or is contaminated by any Hazardous Substances which would reasonably be expected to result in a Material Adverse Change, and (iii) none of the Borrowers has ever received notice of and have ever been investigated for any violation or alleged violation of any

Environmental Law which has not been remedied in accordance with applicable Environmental Laws and which is reasonably likely to cause a Material Adverse Change.

         Section 4.17. Liens and Encumbrances. None of the Property of the Borrowers or any of the Material Subsidiaries is subject to any Lien other than Liens permitted by Section 6.01.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

         So long as the Notes or any amount under any Credit Document shall remain unpaid, or any Bank shall have any Commitment hereunder, the Borrowers agree, unless the Majority Banks otherwise consent in writing, to comply with the following covenants.

         Section 5.01. Compliance with Laws, Etc. Each of the Borrowers will comply in all material respects with all Legal Requirements except where the failure to so comply could not reasonably be expected to cause a Material Adverse Change. Without limiting the generality and coverage of the foregoing, the Borrowers shall comply in all material respects with all applicable Environmental Laws, and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which the Borrowers do business except where the failure to so comply could not reasonably be expected to cause a Material Adverse Change; provided, however, that this Section 5.01 shall not prevent the Borrowers from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings.

         Section 5.02. Maintenance of Insurance. Each of the Borrowers will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrowers operate; provided that, the Borrowers may self-insure to the extent and in the manner normal for similarly situated companies of like size, type and financial condition that are part of a group of companies under common control.

         Section 5.03. Preservation of Corporate Existence, Etc. Each of the Borrowers will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties and where failure to qualify could reasonably be expected to cause a Material Adverse Change; provided, however, that nothing herein contained shall prevent any transaction permitted by
Section 6.02.

         Section 5.04. Payment of Taxes, Etc. Each of the Borrowers will pay and discharge before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that the Borrowers shall not be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with Applicable Accounting Rules have been provided.

         Section 5.05. Reporting Requirements. The Borrowers will furnish to the Agent and the Banks:

         (a) Defaults. (i) As soon as possible and in any event within three Business Days after a Responsible Officer of a Borrower becomes aware of the occurrence of a Default known to any of the Borrowers which is continuing on the date of such statement, a statement of an authorized officer of the Company setting forth the details of such Default and (ii) within ten Business Days after a Responsible Officer of a Borrower becomes aware of the occurrence of such Default, a statement of an authorized officer of the Company setting forth the actions which the Borrowers have taken and propose to take with respect thereto;

         (b) Quarterly Financials. As soon as available and in any event not later than 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, SMF, LTR Industries S.A., PDM, Papeteries de Mauduit S.A., SMS and its Subsidiaries, the consolidated and consolidating balance sheets of such entities as of the end of such quarter and the consolidated and consolidating statements of income, changes in owners' equity and cash flows of such entities for the fiscal quarter then ended and for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by an authorized financial officer of the Company as having been prepared in accordance with GAAP;

         (c) Audited Annual Financials of the Company. As soon as available and in any event not later than 105 days after the end of each fiscal year of the Company, copies of the annual audit report for such year for the Company, including therein a consolidated balance sheet of the Company and consolidated statements of income, changes in owners' equity and cash flows for such fiscal year, in each case certified by Deloitte & Touche L.L.P. or other independent certified public accountants of nationally recognized standing or otherwise reasonably acceptable to the Agent and the Majority Banks and including any management letters delivered by such accountants to the Company in connection with such audit together with a certificate of such accounting firm to the Agent and the Banks stating that, in the course of the regular audit of the business of the Company, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof;

         (d) Unaudited Annual Financials of Certain Entities. As soon as available and in any event not later than 105 days after the end of each fiscal year of the Company, SMF, LTR Industries S.A., PDM, Papeteries de Mauduit S.A., SMS and its Subsidiaries, copies of the unaudited, consolidated and consolidating balance sheets of such entities and unaudited, consolidated and consolidating statements of income, changes in owners' equity and cash flows for such fiscal year for such entities, together with a certificate of an authorized financial officer of each such entity certifying that such consolidated statements having been prepared in accordance with GAAP;

         (e) Audited Annual Financials of Certain Entities. To the extent prepared for any fiscal year of SMF, LTR Industries S.A., PDM, Papeteries de Mauduit S.A., SMS and its Subsidiaries, as soon as available and in any event not later than 105 days after the end of such fiscal year of the applicable entity, copies of the annual audit reports for such year for such entity, including therein a consolidated balance sheet of such entity and consolidated statements of income, changes in owners' equity and cash flows for such fiscal year, in each case certified by Deloitte & Touche L.L.P. or other independent certified public accountants of nationally recognized standing or otherwise reasonably acceptable to the Agent and the Majority Banks and including any management letters delivered by such accountants to the applicable entity in connection with such audit together with a certificate of such accounting firm to the Agent and the Banks stating that, in the course of the regular audit of the business of the applicable entity, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof;

         (f) Certain French Financial Statements. (i) As soon as available and in any event not later than 105 days after the end of each fiscal year of SMF, a copy of the unaudited, consolidated balance sheet of SMF as of the end of such fiscal year and the consolidated statements of income and owners' equity and cash flows of SMF for the period commencing at the end of the previous fiscal year and ending with such fiscal year end, all in reasonable detail and duly certified with respect to such statements by an authorized financial officer of SMF as having been prepared in accordance with French Accounting Rules and (ii) as soon as available and in any event within 135 days after the end of each fiscal year, the French tax returns (referred to as the "liasse fiscale") of SMF, LTR Industries S.A., PDM and Papeteries de Mauduit S.A. and its Subsidiaries.

         (g) Compliance Certificates. (i) Within 45 days of each fiscal quarter end for the first three fiscal quarters of each fiscal year and (ii) within 90 days of each fiscal year end, a Compliance Certificate in the form of the attached Exhibit E for such fiscal quarter or fiscal year then ended indicating compliance with Sections 6.06 through 6.08 and Section 7.01(k).

         (h) Securities Law Filings. Promptly and in any event within 15 days after the sending or filing thereof, copies of all proxy material, reports and other information which the Borrowers or any of their Subsidiaries sends to or files with the United States SEC or sends to any shareholder of any Borrower;

         (i) Termination Events. As soon as possible and in any event (i) within 30 days after any Responsible Officer of any Borrower knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after any Responsible Officer of any Borrower knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the chief financial officer of such Borrower describing such Termination Event and the action, if any, which such Borrower or such Affiliate proposes to take with respect thereto;

         (j) Termination of Plans. Promptly and in any event within ten Business Days after the knowledge of any Responsible Officer of any Borrower of receipt thereof by such Borrower or any member of the Controlled Group from the PBGC, copies of each notice received by such Borrower or any such member of the Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

         (k) Other ERISA Notices. Promptly and in any event within ten Business Days after the knowledge of any Responsible Officer of any Borrower of receipt thereof by any Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by any Borrower or any member of the Controlled Group concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA in an amount that could reasonably be expected to cause a Material Adverse Change;

         (1) Disputes, etc. Prompt written notice of any claims, proceedings, or disputes, or to the knowledge of any Responsible Officer of any Borrower threatened, or affecting such Borrower, or any of its Subsidiaries in which there is a reasonable possibility of an adverse result which could reasonably be expected to cause a Material Adverse Change;

         (m) Material Changes. Prompt written notice of any condition or event of which a Responsible Officer of any of the Borrowers has knowledge, which condition or event has resulted or may reasonably be expected to result in (i) a Material Adverse Change or (ii) a breach of or noncompliance with any material term, condition, or covenant of the Supply Agreement;

         (n) Supply Agreement. Prompt written notice of (i) any nonrenewal of the initial term or any renewal term under the Supply Agreement, (ii) any event or condition which results in, or could be expected to result in, an early termination or cancellation of the Supply Agreement, and (iii) any default by the Company or, to the knowledge of the Company, Philip Morris under the Supply Agreement; and

         (o) Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrowers as the Agent may from time-to-time reasonably request.

         Section 5.06. Maintenance of Property. Each of the Borrowers and their Subsidiaries shall (a) maintain their material owned, leased, or operated property, equipment, buildings and fixtures in substantially the same or better condition and repair as the condition and repair as of December 31, 1996, normal wear and tear excepted and (b) not knowingly or willfully permit the commission of waste or other injury, or the release of Hazardous Substances on or about the owned or operated property in violation of applicable Environmental Laws that would reasonably be expected to cause a Material Adverse Change.

         Section 5.07. Inspection. From time-to-time upon reasonable notice, the Borrowers shall (i) permit the Agent (at the request of any Bank) or after an Event of Default has occurred, the Banks, to examine and copy their books and records, (ii) permit the Agent and the Banks to visit and inspect their Properties, and (iii) permit the Agent and Banks to discuss the business operations and Properties of the Borrowers with their officers and directors.

         Section 5.08. Use of Proceeds. The Borrowers shall use the proceeds of Advances (a) with respect to the Spanish Term Advances only, to finance the Pirahy Acquisition and (b) with respect to all other Classes of Advances, the refinancing of existing Debt of the Borrowers and general corporate purposes. The Borrowers will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation G, T, U, or X.

         Section 5.09. Status of Obligations. The Company shall cause all of its obligations under this Agreement, the Notes and the other Credit Documents to rank at least pari passu in right of payment with all other unsecured Debt of the Company. SMF shall cause all of its obligations under this Agreement, the Notes and the other Credit Documents to rank at least pari passu in right of payment with all other unsecured Debt of SMF. PDM shall cause all of its obligations under this Agreement, the Notes and the other Credit Documents to rank at least pari passu in right of payment with all other unsecured Debt of PDM. SMS shall cause all of its obligations under this Agreement, the Notes and the other Credit Documents to rank at least pari passu in right of payment with all other unsecured Debt of SMS.

         Section 5.10. Nature of Business. None of the Borrowers nor any of the Subsidiaries shall engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

         Section 5.11. Pirahy Acquisition. Promptly after the Pirahy Acquisition has been consummated, SMS shall furnish to the Agent copies, certified by a Responsible Officer of SMS, of the Pirahy Purchase Agreement and a certificate of a Responsible Officer of SMS certifying that the transactions contemplated under the Pirahy Acquisition Documents shall have been consummated in accordance with the terms thereof without any material waiver or amendment thereof.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         So long as the Notes or any amount under any Credit Document shall remain unpaid, or any Bank shall have any Commitment, the Borrowers agree, unless the Majority Banks otherwise consent in writing, to comply with the following covenants.

         Section 6.01. Liens, Etc. None of the Borrowers nor any Material Subsidiary will create, assume, incur or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrowers and the Material Subsidiaries may create, incur, assume or suffer to exist:

         (a)      Liens securing the Obligations;

         (b) Liens for taxes, assessments or governmental charges or levies on Property of the Borrowers to the extent not required to be paid pursuant to Sections 5.01 and 5.04;

         (c) Liens securing Debt set forth in Schedule 6.01 attached hereto and refinancings of such Debt; provided that, the aggregate principal amount of such Debt shall not be increased;

         (d) carrier's, warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business (whether or not statutory) which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, for which a reserve or other appropriate provision, if any, as shall be required by Applicable Accounting Rules shall have been made;

         (e) Liens arising in the ordinary course of business in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, leases, subleases, licenses, sublicenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

         (g) Liens on Property of Persons which become Subsidiaries of the Company after the date of this Agreement securing Debt permitted hereby; provided that, such Liens are in existence at the time the respective Persons become Subsidiaries of the Company and were not created in anticipation thereof;

         (b) Liens resulting from progress payments or partial payments under United States government contracts or subcontracts;

         (i) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings diligently conducted and so long as execution is stayed on all judgments resulting from any such proceedings;

         (j) Liens arising in the ordinary course of business out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of the Borrowers;

         (k) Liens existing on Property acquired by the Borrowers in the ordinary course of business prior to the Borrowers' acquisition of such Property; and

         (1) purchase money Liens or purchase money security interests upon or in any fixed assets acquired or held by the Borrowers in the ordinary course of business to secure the purchase price of such fixed assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of such Property; provided that the aggregate principal amount of the Debt secured by the Liens permitted by this paragraph (1) shall not, on the date such Lien is granted and after giving effect thereto, exceed an aggregate amount equal to 30% of the Company's Tangible Net Worth at any time.

         Section 6.02. Merger or Consolidation; Asset Sales. None of the Borrowers nor any of the Material Subsidiaries will (a) merge or consolidate with or into any other Person or (b) sell, lease, transfer, or otherwise dispose of any of its Property (other than the sale of inventory in the ordinary course of business) except that so long as after giving effect thereto no Default or Event of Default shall exist:

                  (i) Any corporation may merge or consolidate with any of the Borrowers or the Material Subsidiaries provided that such Borrower or Material Subsidiary shall be the continuing or surviving corporation;

                  (ii) Any Material Subsidiary (other than a Borrower) may merge with any other Subsidiary of the Company;

                  (iii) Any Borrower or Material Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (A)(I) any other Borrower or (II) any other Person who guarantees the obligations hereunder of the Borrower or Material Subsidiary making such sale, lease, transfer or disposition or (B) with the consent of the Agent (not to be unreasonably withheld), any other Person if such sale or disposition is in the ordinary course of such Borrower's or Material Subsidiary's business and the net proceeds received from such sale or other disposition equal or exceed (in the reasonable opinion of the Board of Directors of the Company) the fair market value of the Property transferred to such Person; and

                  (iv) Any Borrower or Material Subsidiary may sell, lease, transfer or otherwise dispose of any assets which constitute fixed assets if the net book value of the asset being sold does not exceed $10,000,000 (or the Dollar Equivalent thereof); provided that, all such asset sales permitted by this clause (iii) shall not exceed $45,000,000 (or the Dollar Equivalent thereof) in the aggregate.

         Section 6.03. Investments. None of the Borrowers will make or permit to exist any loans, advances or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in any Person, except for (a) loans, advances, capital contributions or investments in any other Borrower,
(b) Liquid Investments, (c) cash investments in Subsidiaries and joint ventures and, subject to the terms of Section 6.02 hereof, non-cash investments in Subsidiaries and joint ventures, and (d) the acquisition by the Company or any of its Subsidiaries, in a single transaction or any series of related transactions, of any Person or the business or all or substantially all of the assets of any Person, or any division of any Person, whether through investment, purchase of assets, merger or otherwise, including, but not limited to, in any transaction pursuant to which any Person that was not theretofore a Subsidiary of the Company, becomes a Subsidiary of the Company and is consolidated with the Company for financial reporting purposes; provided however, in the case of any transaction subject to this clause (d), that, giving effect to such transaction on a pro forma basis, there exists no Default or Event of Default.

         Section 6.04. Transactions With Affiliates. None of the Borrowers shall, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty or the rendering of any service) with any of their Affiliates other than the Company or a wholly-owned Subsidiary of the Company unless either (a) such transaction or series of transactions is on terms no less favorable to such Borrower than those that could be obtained in a comparable arm's length transaction with a Person that is not such an affiliate, (b) such transaction has been approved by a majority of the disinterested members of the Company's Board of Directors or (c) such transaction or series of transactions is between SMS and Pirahy in the ordinary course of business.

         Section 6.05. Compliance with ERISA. None of the Borrowers or any Material Subsidiary will (a) terminate, or permit any Affiliate to terminate, any Plan so as to result in any material (in the opinion of the Majority Banks) liability of such Borrower or Material Subsidiary or (b) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the reasonable opinion of the Majority Banks) risk of such a termination by the PBGC of any Plan.

         Section 6.06. Tangible Net Worth. The Company will not permit its Tangible Net Worth as of the last day of any fiscal quarter to be less than (a) $132,000,000 for the fiscal quarter ending December 31, 1997, and (b) for each fiscal quarter thereafter, (i) an amount equal to $132,000,000 plus (ii) on a cumulative basis, for each fiscal quarter of the Company beginning with the fiscal quarter ending March 31, 1998 for which Net Income is a positive number, 50% of Net Income for such fiscal quarter.

         Section 6.07. Fixed Charge Coverage Ratio. The Company will not permit its Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter, to be less than (i) from the date of this Agreement through December 31, 1999, 1.3 to 1.0; and (ii) thereafter, 1.4 to 1.0; provided that, the minimum required Fixed Charge Coverage Ratio shall be 1.25 to 1.0 for any fiscal quarter that is a Phaseout Quarter; provided further that, if the Company shall deliver to the Agent and the Banks a certificate of a Responsible Officer of the Company certifying that (I) a replacement agreement has been executed and delivered under which Philip Morris actually purchases volumes of paper during the 12-month period following the effective date of such replacement agreement in an amount equal to at least 50% of the volumes of paper which were supplied during the calendar year ended December 31, 1995 under the Supply Agreement (the amount of any volumes of paper not being replaced and sold under such replacement agreement being referred to as the "Shortfall Volumes") and (II) the Company has sold at fair market value an amount equal to at least 75% of the Shortfall Volumes to other customers besides Philip Morris since the date volumes of paper began being sold under such replacement agreement, then the minimum Fixed Charge Coverage Ratio required of the Company shall be determined as if no Potential Phaseout Event has occurred.

         Section 6.08. Leverage Ratio. The Company will not permit its Leverage Ratio to be greater than 0.50 to 1.0.

         Section 6.09. Debt. The Company will not permit (a) LTR Industries S.A. and its Subsidiaries, (b) PDM, (c) Papeteries de Mauduit S.A. or (d) SMS and its Subsidiaries to incur any Debt except for:

         (i) intercompany Debt owing by any such Person to either its Subsidiaries or to any of the other Borrowers;

         (ii) Debt arising under any employee benefit plan sponsored by LTR Industries S.A., PDM or Papeteries de Mauduit S.A. or any of their Subsidiaries;

         (iii) Debt of LTR Industries S.A. in an aggregate principal amount not to exceed FRF 30,000,000;

         (iv)  Debt of PDM or SMS owing to the Banks under the Credit Documents;

         (v) Debt of PDM and Papeteries de Mauduit S.A. and its Subsidiaries in an aggregate principal amount not to exceed FRF 20,000,000;

         (vi) Debt of SMS and its Subsidiaries in an aggregate principal amount not to exceed $7,500,000; and

         (vii) other Debt of any such Person of the type permitted to be secured by Section 6.01(1).

  Section 6.10. Special Provisions for Material Subsidiaries of the French Borrowers. Notwithstanding any of the provisions of this Article VI, none of the Material Subsidiaries of any of the French Borrowers shall be under any obligation pursuant thereto. However, the French Borrowers shall jointly procure that any and all of their Material Subsidiaries shall comply with Sections 6.01, 6.02, 6.05 and 6.09; provided, that (i) such joint commitment of the French Borrowers shall have the same legal effect as a "promesse de porte-fort" as provided for under Article 1120 of the French Civil Code and (ii) the "promesse de porte-fort" shall be deemed to have been breached upon the occurrence of any act or omission of any of the Material Subsidiaries of the French Borrowers or any situation relating to such Material Subsidiaries which does not comply with any of the provisions of this Article VI.

                                   ARTICLE VII

                                    REMEDIES

  Section 7.01. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under any Credit Document:

  (a) Payment. Any of the Borrowers shall fail to pay any principal of any Note when the same becomes due and payable, or any interest on the Notes or any fee or other amount payable hereunder or under any other Credit Document within five Business Days after the same becomes due and payable;

          (b) Representation and Warranties. Any representation or warranty made or deemed to be made by any of the Borrowers (or any of their of officers) in this Agreement or in any other Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;

         (c) Covenant Breaches. Any of the Borrowers shall (i) fail to perform or observe any covenant contained in Sections 5.05(a), 5.08 and Article VI (other than Section 6.01) of this Agreement or (ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Credit Document which is not covered by clause (i) above or any other provision of this
Section 7.01 if such failure shall remain unremedied for 10 Business Days after the earlier of written notice of such default shall have been given to any of the Borrowers by the Agent or any Bank;

         (d) Cross-Default. (i) Any Borrower or any Material Subsidiary shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $5,000,000 (or the Dollar Equivalent thereof) when aggregated with all such Debt of the Borrower or Material Subsidiary so in default (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least $5,000,000 (or the Dollar Equivalent thereof) when aggregated with all such Debt of the Borrower so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or
(iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         (e) Insolvency. Any Borrower or Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against a Borrower or Material Subsidiary, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or any Borrower or Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this paragraph (e);

         (f) Judgments. Any judgment, decree or order for the payment of money shall be rendered against any Borrower or any Material Subsidiary in an amount in excess of $10,000,000 (or the Dollar Equivalent thereof) if rendered solely against the Borrowers and/or their Subsidiaries, or for which such Borrower's or Material Subsidiary's allocated portion of which exceeds $10,000,000 (or the Dollar Equivalent thereof) and either (i) such judgment, decree or order remains unsatisfied and in effect for a period of 60 consecutive days or more without being vacated, discharged, satisfied or stayed or bonded pending appeal or (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order;

         (g) Change of Control. The Company shall cease to own, either directly or indirectly, all of the shares of common stock in the French Borrowers, SMS and the other Material Subsidiaries necessary to maintain the ownership percentages held by the Company in the French Borrowers SMS and the Material Subsidiaries on the date of this Agreement;

         (h) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Borrower by the Agent (i) such Termination Event shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by an amount that would reasonably be expected to cause or to have a Material Adverse Change (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined it Section 4001 (a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount);

         (i) Plan Withdrawals. Any Borrower or any member of the Controlled Group a employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount that could reasonably be expected to cause or to have a Material Adverse Change;

         (j) Guaranty. Any of the guaranty provisions in this Agreement shall for any reason cease to be valid and binding on the Company or the Company shall so state in writing; or

         (k) Supply Agreement. There shall have been a termination or cancellation of the Supply Agreement or (ii) Philip Morris shall have received any portion of its requirements of paper which would otherwise be supplied by the Company under the Supply Agreement (but excluding any volumes of paper supplied to Philip Morris by another Person due solely to the Company's inability to deliver such volumes of paper) from any Person other than the Company and either (A) a replacement agreement has not been executed and delivered under which Philip Morris actually purchases volumes of paper during the 12-month period following the effective date of such replacement agreement in an amount equal to at least 50% of the volumes of paper which were supplied during the calendar year ended December 31, 1995 under the Supply Agreement (the amount of any volumes of paper not being replaced and sold under such replacement agreement being referred to as the "Shortfall Volumes") or (B) the Company shall not have sold at fair market value an amount equal to at least 75% of the Shortfall Volumes to other customers besides Philip Morris within the 12-month period occurring after the date volumes of paper began being sold under the replacement agreement; or

  Section 7.02. Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.01) shall have occurred and be continuing, then, and in any such event the Agent (i) shall at the request of, or may with the consent of, the Majority Banks, by notice to the Borrowers, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request of, or may with the consent of, the Majority Banks, by notice to the Borrowers, declare the Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrowers;

  Section 7.03. Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.01 shall occur the obligation of each Bank to make Advances shall immediately and automatically be terminated and the Notes, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrowers.

  Section 7.04. Non-exclusivity of Remedies. No remedy conferred upon the Agent is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

  Section 7.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.02 to authorize the Agent upon the consent of the Majority Banks to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section
7.02 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 7.03, each Bank is hereby authorized at any time and from time-to-time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement, the Notes, and the other Credit Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement, the

Notes, or such other Credit Documents, and although such obligations may be unmatured. Each Bank agrees to promptly notify the Borrowers after any such set-off and application made by it, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                                  ARTICLE VIII

                                  THE GUARANTY

  Section 8.01. Guaranty. The Company hereby unconditionally and irrevocably guarantees the punctual payment of the Guaranteed Obligations when due, whether at stated maturity, by acceleration or otherwise, and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent and the Banks in enforcing any rights under this Section 8.01. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts which constitute part of the Guaranteed Obligations and are owed by the Company even if they are declared unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any of the French Borrowers or SMS. The Company will pay to the Banks all amounts due and payable under this Section 8.01 in French Francs or Dollars, as applicable, in immediately available funds one Business Day after demand from the Agent.

  Section 8.02. Guaranty Absolute. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. The guaranty provided for in Section
8.01 is a guaranty of payment, not of collection and the Company's obligations thereunder are primary, not secondary. The obligations of the Company under
Section 8.0l are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Company to enforce such obligations, irrespective of whether any action is brought against the French Borrowers, SMS or any other Person or whether the French Borrowers, SMS or any other Person is joined in any such action or actions. The liability of the Company under Section 8.01 shall be absolute and unconditional irrespective of:

  (a) any lack of validity or enforceability of any other provision of the Credit Agreement, the Notes or any other Credit Document;

  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other liabilities, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Notes or any other Credit Document, including, without limitation, any increase in the Guaranteed Obligations or any other liabilities resulting from the extension of additional credit to the French Borrowers or SMS or otherwise;

  (c) any taking, exchange, release or non-perfection of any collateral (if any), or any taking, release, amendment or waiver of or consent to departure from any other guaranty for all or any of the Guaranteed Obligations or any other liabilities;

  (d) any manner of application of collateral (if any), or proceeds thereof or of collections on account of any other guaranty to all or any of the Guaranteed Obligations or any other liabilities, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other liabilities or any other assets of the French Borrowers or SMS;

  (e) any change, restructuring or termination of the corporate structure or existence of the French Borrowers or SMS; or

  (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the French Borrowers, SMS or a guarantor (other than the defense of prior payment).

  Section 8.03. Waiver. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and the guaranty provided for in Section 8.01 and any requirement that the Agent or any Bank protect, secure, perfect or insure any security interest or other Lien or any property subject thereto or exhaust any right to take any action against the Company or any other Person or any collateral.

  Section 8.04. Subrogation. (a) Until such time as the Guaranteed Obligations are paid in full, the Company irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, by making any payment hereunder or otherwise to be subrogated to the rights of the Agent and the Banks against the French Borrowers, SMS or any other Person with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the French Borrowers, SMS or any other Person in respect thereof. If any amount shall be paid to the Company on account of such subrogation in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent to be credited against and applied upon the Guaranteed Obligations, whether matured or unmatured, in such order as may be determined by the Majority Banks.

  (b) The Company agrees that, to the extent that any Borrower makes payment to the Agent or any Bank, or the Agent or any Bank receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. The Company shall defend and indemnify the Agent

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



and the Banks from and against any claim or loss under this subsection 8.04 (including reasonable attorneys' fees and expenses) in the defense of any such action or suit, but excluding any such losses, liabilities, claims, damages, or expenses incurred by reason of the gross negligence, bad faith or willful misconduct of the Agent and the Banks.

                                   ARTICLE IX

                                    THE AGENT

  Section 9.01. Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law.

   Section 9.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (including the Agent's own negligence) by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their own gross negligence, bad faith or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Borrowers or their Subsidiaries or to inspect the property (including the books and records) of the Borrowers or their Subsidiaries; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by

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



telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

  Section 9.03. The Agent and Its Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, the Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrowers or any of their Subsidiaries, and any Person who may do business with or own securities of the Borrowers or any such Subsidiaries, all as if the Agent were not an agent hereunder and without any duty to account therefor to the Banks.

  Section 9.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

  SECTION 9.05. INDEMNIFICATION. THE BANKS SEVERALLY AGREE TO INDEMNIFY THE AGENT (TO THE EXTENT NOT REIMBURSED BY THE BORROWERS), ACCORDING TO THEIR RESPECTIVE PRO RATA SHARES FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE AGENT UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING THE AGENT'S OWN NEGLIGENCE), PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON WRITTEN DEMAND FOR ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE COUNSEL FEES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWERS. UPON THE REQUEST OF ANY BANK, THE AGENT SHALL SUPPLY DOCUMENTATION REASONABLY EVIDENCING SUCH EXPENSES.

  Section 9.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers and may be removed at any time with or without cause by

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



the Majority Banks upon receipt of written notice from the Majority Banks to such effect. Upon receipt of notice of any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent subject to, if an Event of Default has not occurred and is not continuing, the consent of the Company, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent then the retiring Agent may, on behalf of the Banks and the Borrower, appoint a successor Agent, which shall be a commercial bank meeting the financial requirements of an Eligible Assignee. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Credit Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Credit Documents.

                                    ARTICLE X

                                  MISCELLANEOUS

  Section 10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks and the Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks and the Borrower, do any of the following: (a) increase the Commitments of the Banks,
(b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document, (c) postpone any date fixed for any scheduled payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) change the number of Banks which shall be required for the Banks or any of them to take any action hereunder or under any other Credit Document, (e) amend Section 2.12 or this
Section 10.01, (f) release the Company from its obligations under Article VIII; or (g) amend the definition of "Majority Banks"; and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Credit Document and
(ii) no waiver of any of the conditions specified in Article III shall be effective against any Bank not executing such waiver.

  Section 10.02. Notices, Etc. All notices and other communications shall be in writing (including telecopy or telex) and mailed, telecopied, telexed, hand delivered or delivered by a nationally recognized overnight courier, if to the Company or any other Borrower, at its address as


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



set forth on Schedule 1; if to any Bank, at its U.S. Lending Office opposite its name on Schedule 1; if to the Agent, at its address for notices set forth in
Schedule 1; and if a Notice of Borrowing or a Notice of Conversion or Continuation to the Agent at the U.S. Lending Office of the Agent and, if different, the Applicable Lending Office for the Agent specified opposite its name on Schedule 1 or, as to each party, at such other address or teletransmission number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered or delivered by overnight courier be effective: upon receipt, if mailed, when telecopy transmission is completed, when confirmed by telex answer-back or when delivered, respectively, except that notices and communications to the Agent pursuant to Article II or IX shall not be effective until received by the Agent.

  Section 10.03. No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

  Section 10.04. Costs and Expenses. Each of the Borrowers agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other Credit Documents including, without limitation, the reasonable fees and out-of-pocket expenses of Bracewell & Patterson, L.L.P., counsel for the Agent, and with respect to advising the Agent as to its rights and responsibilities under this Agreement, and, after the occurrence of an Event of Default, all reasonable out-of-pocket costs and expenses, if any, of Agent and each Bank (including, without limitation, reasonable counsel fees and expenses of the Agent and each
Bank) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other Credit Documents.

  Section 10.05. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Agent, and when the Agent shall have, as to each Bank, either received a counterpart hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent and each Bank and their respective successors and assigns, except that none of the Borrowers shall have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Bank.

Section 10.06.   Bank Assignments and Participations.

  (a) Assignments. Any Bank may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, and the Notes held by it; provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of such

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



Bank's rights and obligations under this Agreement, (ii) the amount of the Commitments and Advances of such Bank being assigned in the various facilities evidenced hereby pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (or the Dollar Equivalent) (or if less, the amount of such Bank's remaining Commitments) in the aggregate, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, (v) each Eligible Assignee (other than the Eligible Assignee of the Agent) shall pay to the Agent a $2,500 administrative fee, and (vi) the Agent shall retain, until the occurrence of an Event of Default, aggregate Commitments which constitute at least 15% of the total Commitments of the Banks. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

  (b) Term of Assignments. By executing and delivering an Assignment and Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

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




  (c) The Register. The Agent shall maintain at its address refers to in Section
10.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Advances owing to, each Bank from time-to-time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time-to-time upon reasonable prior notice.

  (d) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Bank and an Eligible Assignee, together with the U.S. Revolving Notes, French Revolving Notes, U.S. Term Notes, French Term Notes or Spanish Term Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit A,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the applicable Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered U.S. Revolving Note, French Revolving Note, U.S. Term Note, French Term Note and Spanish Term Note, a new U.S. Revolving Note, French Revolving Note, U.S. Term Note, French Term Note and Spanish Term Note to the order of such Eligible Assignee in an amount equal to the U.S. Revolving Commitment and French Revolving Commitment assumed and U.S. Term Advances, French Term Advances and Spanish Term Advances purchased by it pursuant to such Assignment and Acceptance and, if such Bank has retained any Commitments hereunder, a new U.S. Revolving Note, a new French Revolving Note, a new U.S. Term Note, a new French Term Note and a new Spanish Term Note to the order of such Bank in an amount equal to the U.S. Revolving Commitment, French Revolving Commitment, U.S. Term Advances, French Term Advances and Spanish Term Advances, respectively, retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibits B-1, B-2, B-3, B-4 and B-5.

  (e) Participations. Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, and the Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitments to the Borrowers hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not require the participant's consent to any matter under this Agreement, except for change in the principal amount of the Notes, reductions in fees or interest, change in amortization of Term Advances, or extending the Maturity Date. Each of the Borrowers hereby agrees that a Bank may pass through to any of its participants the same rights under Sections 2.08, 2.09, 2.1 1 (c), and 10.07

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



to the extent of their respective participations, provided that no participant shall be able to collect in excess of amounts payable to the Bank selling to such participant under such Sections in respect of the interest sold to such participant or to collect any such amounts from the Borrowers.

  (f) Confidentiality. Each Bank may furnish any information concerning the Borrowers and their Subsidiaries in the possession of such Bank from time-to-time to assignees and participants (including prospective assignees and participants); provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall, in order to preserve the confidentiality of any confidential information relating to the Borrowers and their Subsidiaries received by it from such Bank, promptly execute and deliver to the Agent and the Borrowers (i) a Confidentiality Agreement in the form of the attached Exhibit G and (ii) a Confidentiality Agreement in the form of the attached Exhibit H.

  (g) Compliance with Securities Laws. All transfers of any interests in the Notes shall be in compliance with all applicable Federal and state securities laws.

  SECTION 10.07. INDEMNIFICATION. EACH OF THE BORROWERS SHALL INDEMNIFY THE AGENT, THE BANKS AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWERS OR ANY AFFILIATE OF THE BORROWERS OF THE PROCEEDS OF ANY ADVANCE,
(II) ANY BREACH BY THE BORROWERS OF ANY PROVISION OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, (III) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO THE FOREGOING BROUGHT BY ANY PERSON OTHER THAN A BORROWER, OR (IV) ANY ENVIRONMENTAL CLAIM OR REQUIREMENT OF ENVIRONMENTAL LAWS CONCERNING OR RELATING TO THE PRESENT OR PREVIOUSLY-OWNED OR OPERATED PROPERTIES, OR THE OPERATIONS OR BUSINESS, OF THE BORROWERS OR ANY OF THEIR SUBSIDIARIES, AND EACH OF THE BORROWERS SHALL REIMBURSE THE AGENT AND EACH BANK, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, UPON DEMAND FOR ANY REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING LEGAL FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSE INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED, OR IN THE CASE OF CLAUSE (IV) ABOVE, CAUSED BY THE AFFIRMATIVE ACT OF THE AGENT OR SUCH BANK.

  Section 10.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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



  Section 10.09. Survival of Representations. etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances and any investigation made by or on behalf of the Banks, none of which investigations shall diminish any Bank's right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.08, 2.09, 2.11 (c), and 10.07 shall survive any termination of this Agreement and repayment in full of the Obligations.

  Section 10.10. Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

  Section 10.11. Usury Not Intended. It is the intent of the Borrowers and each Bank in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Bank including such applicable laws of the State of New York and the United States of America from time-to-time in effect. In furtherance thereof, the Banks and the Borrowers stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Bank receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrowers). In the event that the maturity of the Notes are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrowers of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrowers and the Banks shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

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



  Section 10.12. Global Effective Rate. Because the interest rates applicable to certain Types of French Revolving Advances and French Term Advances are variable, it is not possible to calculate the "taux effectif global" of the credit facility made available to the French Borrowers in accordance with Article L313-2 of the French "Code de la Consommation." However, the French Borrowers hereby acknowledge that they have made their own determination to satisfy themselves as to the effective all-in cost of the credit facility.

  Section 10.13. Concerning Joint and Several Liability of the French Borrowers of French Revolving Advances.

  (a) Each of the French Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Banks and the Agent under this Agreement with respect to the French Revolving Advances, for the mutual benefit, directly and indirectly, of each of the French Borrowers and in consideration of the undertakings of each of the French Borrowers to accept joint and several liability for the obligations of each of them with respect to the French Revolving Advances.

  (b) Each of the French Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other French Borrower, with respect to the payment and performance of all of the obligations arising under this Agreement in respect of the French Revolving Advances, it being the intention of the parties hereto that all the obligations with respect to the French Revolving Advances shall be the joint and several obligations of all the French Borrowers without preferences or distinction among them.

  (c) If and to the extent that any of the French Borrowers shall fail to make any payment with respect to any of the obligations hereunder with respect to the French Revolving Advances as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event the other French Borrower will make such payment with respect to, or perform, such obligation.

  (d) The obligations of each French Borrower under the provisions of this
Section 10.13 constitute full recourse obligations of such French Borrower enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

  (e) Except as otherwise expressly provided herein or in the other Credit Documents, each French Borrower hereby waives notice of acceptance of its joint and several liability, notice of any and all French Revolving Advances made under this Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Banks or the Agent under or in respect of any of the obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each French Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the obligations hereunder with respect to the French Revolving Advances, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Banks or the Agent at any time or times in respect of any default by any French Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Banks or the Agent in respect of any of the obligations hereunder related to the French Revolving Advances, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of any French Borrower. Without limiting the generality of the foregoing, each French Borrower assents to any other action or delay in acting or failure to act on the part of the Banks or the Agent including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 10.13, afford grounds for terminating, discharging or relieving such French Borrower, in whole or in part, from any of its obligations under this Section 10.13, it being the intention of each French Borrower that, so long as any of the obligations hereunder remain unsatisfied, the obligations of such French Borrower under this Section 10.13 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each French Borrower under this Section 10.13 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to the other French Borrower or the Banks or the Agent. The joint and several liability of the French Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of either French Borrower or the Banks or the Agent.

  (f) The provisions of this Section 10.13 are made for the benefit of the Banks and the Agent and their successors and assigns, and may be enforced by them in accordance with the terms of this Agreement from time to time against either of the French Borrowers as often as occasion therefor may arise and without requirement on the part of the Banks or the Agent first to marshall any of their claims or to exercise any of their rights against the other French Borrower or to exhaust any remedies available to them against the other French Borrower or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this
Section 10.13 shall remain in effect until all the obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the obligations, is rescinded or must otherwise be restored or returned by the Banks or the Agent upon the insolvency, bankruptcy or reorganization of the French Borrowers, or otherwise, the provisions of this Section 10.13 will forthwith be reinstated in effect, as though such payment had not been made.

  (g) Notwithstanding any of the foregoing to the contrary, the provisions of this Section 10.13 shall only apply to the French Revolving Advances.

  Section 10.14. Judgment Currency. The obligations of the Borrowers hereunder and under the Notes to make payments in Dollars or in French Francs (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency except to the extent to which such tender or recovery shall result in the effective receipt by the Banks of the full amount of the Obligation Currency expressed to be payable hereunder and under the Notes, and accordingly such obligations of the Borrowers shall be enforceable as an alternate or additional cause of action for the purpose of recovery in the Obligation Currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and under the Notes and shall not be affected by judgment being obtained for any other sums due under this Agreement and the Notes.

Section 10.15.  Governing Law; Consent to Jurisdiction.

  (a) THIS AGREEMENT AND EACH OF THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

  (b) Any litigation based hereon, or arising out of, under, or in connection with, this Agreement or any other Credit Document, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Borrowers, the Agent or the Banks relating to this Agreement or any other Credit Document may be brought and maintained in the courts of the State of New York sitting in the County of New York or in the United States District Court for the Southern District of New York. Each of the Borrowers, the Agent and the Banks hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of New York sitting in the County of New York and the United States District Court for the Southern District of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation. To the fullest extent permitted by applicable Laws, each of the Borrowers, the Agent and the Banks further irrevocably consents to the service of process, by registered mail, postage prepaid, or by personal service within or without the State of New York. Each of the Borrowers, the Agent and the Banks hereby expressly and irrevocably waives, to the fullest extent permitted by Law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that any of the Borrowers, the Agent or the Banks has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, each of the Borrowers, the Agent and the Banks hereby irrevocably waives, to the fullest extent permitted by applicable Laws, such immunity in respect of its obligations under this Agreement and the other Credit Documents.

Section 10.16. Confidentiality.

  (a) All information and documents concerning the Borrowers or their respective Subsidiaries supplied by the Borrowers to the Banks pursuant to this Agreement which are not otherwise in the public domain shall be held in confidence by the Banks and the Banks shall not disclose such information and documents to any other Person, except that the Borrowers hereby authorize the Banks to disclose any information obtained pursuant to this Agreement (i) to any independent auditors of a Bank, (ii) to any Person who is an Eligible Assignee and executes and delivers a confidentiality agreement to the Company and the Agents that is otherwise consistent with this Section 10.16 (solely for the purpose of evaluating such proposed participation or assignment) whereby such Eligible Assignee agrees, for the benefit of the Borrowers, in writing, to be bound by the same confidentiality obligations as those imposed on the Banks hereunder, and, in the event that such financial institution does not enter into any proposed participation, such financial institution agrees to return to the furnishing Bank all information furnished to it hereunder, (iii) to an Affiliate of the Bank making the disclosure and to any employees of such Bank or such Affiliate on a need to know basis, and then only to the extent that such Affiliate and employees have agreed for the benefit of the Borrowers to be bound to the foregoing confidentiality provisions, and (iv) to all appropriate governmental regulatory authorities to the extent requested or subpoenaed in accordance with all applicable notices and procedures, but only to the extent permitted by applicable laws and regulations, including those applying to classified material. Upon receipt of a request, demand, or subpoena to disclose any information to any Person other than governmental bank examiners and independent auditors of a Bank, the affected Bank will promptly notify, to the extent not prohibited by applicable law, regulations, or court order, the Borrowers and the Agent of such request.

  (b) The Agent and the Banks acknowledge that the Supply Agreement, a copy of which has been delivered to the Agent, is regarded both by the Company and Philip Morris as being highly confidential in nature. Each Bank party hereto, whether on the date hereof or as an assignee, acknowledges and agrees that the Agent shall not be obligated to deliver to any Bank (i) a copy of the Supply Agreement without the prior written consent of Philip Morris (which consent may be withheld at the discretion of Philip Morris) or (ii) any non-public information regarding the Supply Agreement without such Bank executing a confidentiality agreement, substantially in the form of Exhibit H hereto, enforceable by Philip Morris.

EXECUTED as of the 30th day of January, 1998.


                             BORROWERS:


                             SCHWEITZER-MAUDUIT INTERNATIONAL INC.


                             By:  /s/ Wayne H. Deitrich
                                -----------------------------------
                             Name: Wayne H. Deitrich
                                  ---------------------------------
                             Title: Chairman & CEO
                                   --------------------------------


                             SCHWEITZER-MAUDUIT FRANCES S.A.R.L.


                             By:  /s/ Jean-Pierre Le Hetet
                                -----------------------------------
                             Name: Jean-Pierre Le Hetet
                                  ---------------------------------
                             Title: Gerant
                                   --------------------------------


                             PDM INDUSTRIES S.N.C.


                             By:  /s/ Jean-Pierre Le Hetet
                                -----------------------------------
                             Name: Jean-Pierre Le Hetet
                                  ---------------------------------
                             Title: Legal Representive of Papeteries
                                    de Mauduit-Gerant
                                   --------------------------------



                             SCHWEITZER-MAUDUIT SPAIN, S.L.



                             By:  /s/ Raymond Nedellec
                                -----------------------------------
                             Name: Raymond Nedellec
                                  ---------------------------------
                             Title: Board Delegate
                                   --------------------------------

                                    AGENT:

                                    SOCIETE GENERALE



                                    By: /s/ Richard M. Lewis
                                       ------------------------------------
                                    Name: Richard M. Lewis
                                         ----------------------------------
                                    Title: Vice President
                                          ---------------------------------

                                    BANKS:

U.S. TERM ADVANCES                  SOCIETE GENERALE
$8,696,296.30

FRENCH TERM ADVANCES                By: /s/ Richard M. Lewis
FRF86,962,962.96                       ------------------------------------
                                    Name: Richard M. Lewis
                                         ----------------------------------
                                    Title: Vice President
                                          ---------------------------------
U.S. REVOLVING COMMITMENT
$5,217,777.78

FRENCH REVOLVING COMMITMENT
FRF43,481,481.48

SPANISH TERM COMMITMENT
$6,957,037.04

U.S. TERM ADVANCES                  BANQUE NATIONALE DE PARIS
$2,175,000.00

FRENCH TERM ADVANCES                By:
FRF21,750,000.00                       -------------------------------------
                                    Name:
                                         -----------------------------------
                                    Title:
                                          ----------------------------------
U.S. REVOLVING COMMITMENT
$1,305,000.00
                                    By: /s/ Louis de Quatrebarbes
FRENCH REVOLVING COMMITMENT            -------------------------------------
FRF10,875,000.00                    Name: Louis de Quatrebarbes
                                         -----------------------------------
                                    Title: Director of Branch Subsidiary
                                          ----------------------------------

SPANISH TERM COMMITMENT
$1,740,000.00

U.S. TERM ADVANCES                  NATEXIS BANQUE
$5,425,000.00

FRENCH TERM ADVANCES                By: /s/ Y. Mazetier
FRF54,250,000.00                        ---------------------------------
                                    Name: Y. Mazetier
                                         -------------------------------
                                    Title:
                                          ------------------------------

U.S. REVOLVING COMMITMENT
$3,255,000.00

                                    By:/s/ G. du Boisbaudry
FRENCH REVOLVING COMMITMENT            ---------------------------------
FRF27,125,000.00                    Name: G. du Boisbaudry
                                         -------------------------------
                                    Title:
                                          ------------------------------
SPANISH TERM COMMITMENT
$4,340,000.00


                                             NATEXIS BANQUE
                                           41 rue Elie Freron
                                          29196 QUIMPER Cedex

U.S. TERM COMMITMENT                SUN TRUST BANK, ATLANTA
$5,555,555.55

FRENCH TERM COMMITMENT              By: /s/ Dan Komitor
FRF55,555,555.56                       -----------------------------------
                                    Name: Dan Komitor
                                         ---------------------------------
                                    Title: Vice President
                                          --------------------------------
U.S. REVOLVING COMMITMENT
$3,333,333.33                       By: /s/ Jeffrey L. Seavey
                                       -----------------------------------
                                    Name: Jeffrey L. Seavey
                                         ---------------------------------
FRENCH REVOLVING COMMITMENT         Title: Vice President
FRF27,777,777.78                          --------------------------------

SPANISH TERM COMMITMENT
$4,444,444.44

U.S. TERM ADVANCES                  WACHOVIA BANK, N.A., formerly known as
$3,148,148.15                                Wachovia Bank of Georgia, N.A.


FRENCH TERM ADVANCES                By:/s/ William R. McCamey
FRF31,481,481.48                       ------------------------------------
                                    Name: William R. McCamey
                                         ----------------------------------
                                    Title: Assistant Vice President
                                          ---------------------------------

U.S. REVOLVING COMMITMENT
$1,888,888.89                       By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
FRENCH REVOLVING COMMITMENT         Title:
FRF15,740,740.74                          ---------------------------------

SPANISH TERM COMMITMENT
$2,518,518.52

                        INDEX OF EXHIBITS AND SCHEDULES
                  TO THE AMENDED AND RESTATED CREDIT AGREEMENT
                          DATED AS OF JANUARY 30, 1998





EXHIBITS:

Exhibit A         -        Form of Assignment and Acceptance
Exhibit B-1       -        Form of French Revolving Note
Exhibit B-2       -        Form of French Term Note
Exhibit B-3       -        Form of U.S. Revolving Note
Exhibit B-4       -        Form of U.S. Term Note
Exhibit B-5       -        Form of Spanish Term Note
Exhibit C         -        Form of Notice of Borrowing
Exhibit D         -        Form of Notice of Conversion or Continuation
Exhibit E         -        Form of Compliance Certificate
Exhibit F-1       -        Form of Company's Outside Counsel Opinion
Exhibit F-2       -        Form of French Borrower's Outside Counsel Opinion
Exhibit F-3       -        Form of Agent's Counsel Opinion
Exhibit F-4       -        Form of SMS' Outside Counsel Opinion
Exhibit G         -        Form of Confidentiality Agreement (General)
Exhibit H         -        Form of Confidentiality Agreement (PMI)

SCHEDULES:

Schedule 1        -        Notice Information for Banks
Schedule 4.07     -        Litigation
Schedule 4.16     -        Environmental
Schedule 6.01     -        Existing Liens





               [All Exhibits and Schedules Intentionally Omitted;
                    will be furnished supplementally to the
                           Commission upon request.]